UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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NEW YORK & COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEW YORK & COMPANY, INC.
450 West 33rd Street, 5th Floor
New York, New York 10001

May 15, 2009

Dear Stockholders,

        You are cordially invited to attend the Company's 2009 Annual Meeting of Stockholders, which will be held at 450 West 33rd Street, 5th Floor, New York, New York 10001, on Monday, June 29, 2009, beginning at 10:00 a.m., Eastern Daylight Time.

        The enclosed Proxy Statement provides you with detailed information regarding the business to be considered at the meeting. Please vote your shares as soon as possible through any of the voting options available to you as described in the enclosed Proxy Statement.

                      Sincerely,

                      Richard P. Crystal
                       Chairman and Chief Executive Officer

NEW YORK & COMPANY, INC.
450 West 33rd Street, 5th Floor
New York, New York 10001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Eastern Daylight Time on Monday, June 29, 2009.
PLACE	New York & Company, Inc.'s corporate headquarters at: 450 West 33rd Street 5th Floor New York, New York, 10001
ITEMS OF BUSINESS	•	To elect eleven members to the board of directors.
	•	To approve an amendment to the Company's 2006 Long-Term Incentive Plan to increase the number of shares reserved for issuance by 2,500,000 shares.
	•	To approve a one-time stock option exchange program.
	•	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2009 fiscal year.
	•	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.
RECORD DATE	You can vote if you are a stockholder of record as of Friday, May 1, 2009.
INTERNET AVAILABILITY
This year, in accordance with new U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing our proxy materials to our stockholders. Rather than sending stockholders a paper copy of our proxy materials, we are sending them a notice with instructions for accessing the materials and voting via the Internet. We believe this method of distribution will make the proxy distribution process more efficient and less costly, and will limit our impact on the environment. This Proxy Statement and our 2008 Annual Report to Stockholders are available at: www.proxyvote.com
PROXY VOTING
It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares on the Internet at www.proxyvote.com, by telephone by calling 1-800-690-6903, or by completing and returning your proxy card. Voting instructions are printed on your proxy card or included with your proxy materials. You can revoke a proxy prior to its exercise at the Annual Meeting by following the instructions in the accompanying Proxy Statement.

Richard P. Crystal Chairman and Chief Executive Officer

May 15, 2009

i

ii

 PROXY STATEMENT

Why did I receive these proxy materials?

        The Company is providing this Notice of Annual Meeting of Stockholders, Proxy Statement, voting instructions and Annual Report (the "proxy materials") in connection with the solicitation by the board of directors of New York & Company, Inc. ("New York & Company," the "Company," "we," "us" or "our"), a Delaware corporation, of proxies to be voted at the Company's 2009 Annual Meeting of Stockholders and at any adjournment or postponement.

        It is anticipated that the Notice of Internet Availability of Proxy Materials is first being sent to stockholders on or about May 15, 2009. The Proxy Statement and the form of proxy relating to the Annual Meeting are first being made available to stockholders on or about May 15, 2009.

        You are invited to attend the Company's Annual Meeting of Stockholders on Monday, June 29, 2009 (the "Meeting"), beginning at 10:00 am, Eastern Daylight Time. The Meeting will be held at 450 West 33rd Street, 5th Floor, New York, New York 10001. Stockholders will be admitted to the Meeting beginning at 9:30 am, Eastern Daylight Time. Seating will be limited.

Why did I receive in the mail a notice regarding the Internet Availability of Proxy Materials?

        Under rules adopted by the U. S. Securities and Exchange Commission ("SEC"), the Company is now providing access to its proxy materials over the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials ("Notice") to beneficial owners. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. The Notice will tell you how to access and review the proxy materials over the Internet at www.proxyvote.com. The Notice also tells you how to access your proxy card to vote on the Internet. If you received a Notice by mail and would like to receive a printed copy of the Company's proxy materials, please follow the instructions included in the Notice.

What should I bring with me to attend the Annual Meeting?

        Stockholders must present a form of personal identification in order to be admitted to the Meeting.

        If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Meeting, you must also present proof of your ownership of New York & Company stock, such as a bank or brokerage account statement, to be admitted to the Meeting.

        No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.

 What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        If your shares are registered directly in your name with New York & Company's transfer agent, Registrar and Transfer Company, you are considered the "stockholder of record" with respect to those shares. The proxy materials have been sent directly to you by New York & Company.

        If your shares are held in a stock brokerage account or by a bank or other holder of record, those shares are held in "street name." You are considered the "beneficial owner" of shares held in street name. The proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the proxy or voting instructions included in the mailing or by following their instructions for voting by telephone or on the Internet.

 Who is entitled to vote at the Annual Meeting?

        Stockholders of record on May 1, 2009, the record date for the Meeting, are entitled to receive notice of and vote at the Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of common stock you owned at that time. At the close of business on May 1, 2009, there were 60,383,150 shares of the Company's common stock outstanding.

How do I vote?

  You may vote using any of the following methods:

  By Internet

        We encourage you to vote and submit your proxy over the Internet at www.proxyvote.com.

  By Telephone

        You may vote by telephone by calling 1-800-690-6903.

  By Mail

        Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the board of directors.

        If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to: Broadridge, 51 Mercedes Way, Edgewood, NY 11717, Attention: Vote Processing.

  In person at the Annual Meeting

        All stockholders may vote in person at the Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Meeting.

What can I do if I change my mind after I vote my shares?

        If you are a stockholder of record, you can revoke your proxy before it is exercised by:

  •
  written notice to the: Corporate Secretary, New York & Company, 450 West 33rd Street, 5th Floor, New York, NY 10001;

  •
  timely delivery of a valid, later-dated proxy;

  •
  timely submission of a later-dated proxy via the Internet;

  •
  timely submission of a later-dated proxy via the telephone; or

  •
  voting by ballot at the Meeting.

        If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Meeting if you obtain a legal proxy as described in the answer to the previous question.

 What is "householding" and how does it affect me?

        The Company has adopted a procedure approved by the SEC called "householding." Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Company's proxy materials, unless one or more of these stockholders notifies the Company that they wish to continue receiving individual copies. This procedure will reduce the Company's printing costs and postage fees.

        Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings, if any.

        If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please make a written request to the: Corporate Secretary, New York & Company, 450 West 33rd Street, 5th Floor, New York, NY 10001. If multiple stockholders of record who have the same address received only one copy of these proxy materials and would like to receive additional copies, or if they would like to receive a copy for each stockholder living at that address in the future, send a written request to the address above.

        Beneficial owners can request information about householding from their banks, brokers or other holders of record.

What are the voting requirements for the proposals?

        Under the Company's by-laws, the holders of a majority of the outstanding shares of common stock entitled to vote at the Meeting, present in person or represented by proxy, constitute a quorum. A plurality of the votes cast is required for the election of directors and the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting is required for: (i) the approval of an amendment to the 2006 Long-Term Incentive Plan to increase the number of shares reserved for issuance, (ii) the approval of a stock option exchange program and (iii) the ratification of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for fiscal year 2009. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Could other matters be decided at the Annual Meeting?

        At the date this Proxy Statement went to press, the Company did not know of any matters to be raised at the Meeting other than those referred to in this Proxy Statement.

        If other matters are properly presented at the Meeting for consideration, the Proxy Committee appointed by the Company's current board of directors will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

        The Company will pay for the cost of this proxy solicitation. The Company does not intend to solicit proxies otherwise than by use of the mail or website posting, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

 Who will count the vote?

        All votes will be tabulated by Broadridge, the inspector of elections appointed for the Meeting.

Other information.

        The Company's Annual Report on Form 10-K for the 52-week fiscal year ended January 31, 2009 ("fiscal year 2008") accompanies this Proxy Statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material. The fiscal years referred to in this Proxy Statement as "fiscal year 2003," "fiscal year 2004," "fiscal year 2005," "fiscal year 2007," and "fiscal year 2009" refer to the 52-week fiscal years that end on January 31, 2004, January 29, 2005, January 28, 2006, February 2, 2008, and January 30, 2010, respectively. The fiscal year referred to in this Proxy Statement as "fiscal year 2006" refers to the 53-week fiscal year ended February 3, 2007.

        The contents of the Company's corporate website (http://www.nyandcompany.com) are not incorporated by reference into this Proxy Statement.

 PROPOSALS REQUIRING YOUR VOTE

ITEM 1—Election of Directors

        The Company's board of directors currently has eleven members. Each of these board members are standing for re-election to hold office until the next Annual Meeting. Proxies cannot be voted for more than eleven directors.

        The Proxy Committee appointed by the Company's current board of directors intends to vote the proxy (if you are a stockholder of record) for the election of each of these nominees unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees.

        Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier resignation, retirement or death.

        The Company expects each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the board chooses to reduce the number of directors serving on the board.

        The principal occupation and certain other information about the nominees are set forth on the following pages.

        The board of directors unanimously recommends a vote FOR the election of these nominees as directors.

 Nominees for Directors

        The following table sets forth the name, age and principal position of each of the Company's eleven nominees for director positions:

Name	Age	Position
Richard P. Crystal	64	Chairman, Chief Executive Officer and Director
Bodil M. Arlander	45	Director
Philip M. Carpenter III	37	Director
David H. Edwab	54	Director
John D. Howard	56	Director
Louis Lipschitz	64	Director
Edward W. Moneypenny	67	Director
Grace Nichols	62	Director
Richard L. Perkal	55	Director
Arthur E. Reiner	68	Director
Pamela Grunder Sheiffer	63	Director

        Richard P. Crystal currently serves as Chairman and Chief Executive Officer. Mr. Crystal was named President and Chief Executive Officer in 1996 and became Chairman in 2004. Previously, Mr. Crystal had a 20 year career at R.H. Macy/Federated, including a variety of senior management positions, culminating in his serving as Chairman and Chief Executive Officer, Product Development and Specialty Retail (Aéropostale, Inc.). Mr. Crystal began his career in retailing at Stern's. He has over 30 years of experience in the retail industry more than 20 of which are in specialty retail. Mr. Crystal holds a B.A. in history from New York University.

        Bodil M. Arlander has served as a director since 2002 and is a founding partner of Moxie Capital, LLC. Until May 2008, she was a Partner of Bear Stearns Merchant Banking, LLC, an affiliate of Bear, Stearns & Co. Inc., where she was a Senior Managing Director and which she joined in April 1997. Bear Stearns Merchant Banking, LLC, and its successor entity Irving Place Capital, is an affiliate of the controlling shareholder of New York & Company, Inc. Between 1991 and 1997, she worked in the Mergers and Acquisitions Group of Lazard & Co. LLC. Prior to entering the finance industry, Ms. Arlander worked throughout Europe in the fashion and beauty industry. She currently serves as a director of CamelBak Group, LLC and the publicly-traded company Aéropostale, Inc.

        Philip M. Carpenter III has served as a director since 2002 and is a Partner of Irving Place Capital, the firm formerly known as Bear Stearns Merchant Banking, LLC, and an affiliate of the controlling shareholder of New York & Company, Inc. He was a Senior Managing Director at Bear Stearns Merchant Banking, LLC, which he joined in August 2002. Previously, Mr. Carpenter was a Principal with Brockway Moran & Partners, Inc., a private equity investment firm with whom he was employed from 1998 to 2002. Prior to that, he was with the private equity investment firm Trivest, Inc. and the investment banking department of Bear, Stearns & Co. Inc. Mr. Carpenter is currently a director of Multi Packaging Solutions, Inc. Mr. Carpenter holds a B.S. in Accounting from the State University of New York at Binghamton.

        David H. Edwab has served as a director since 2003. Mr. Edwab has served as an officer and director of Men's Wearhouse, Inc. for over 15 years, starting as Vice President of Finance and Director in 1991, serving as Chief Operating Officer from 1993 to 1997, and elevating to President in 1997. In November 2000, Mr. Edwab joined Bear, Stearns & Co. Inc. as a Senior Managing Director, Head of the Retail Group in the Investment Banking Department. At such time, Mr. Edwab resigned as President of Men's Wearhouse, Inc. and was then named Vice Chairman of its Board of Directors. In February 2002, Mr. Edwab re-joined Men's Wearhouse, Inc. and continues to serve as Vice Chairman of its Board of Directors in an executive capacity. Mr. Edwab served as a Senior Advisor to Irving Place Capital, the firm formerly known as Bear Stearns Merchant Banking, LLC, and is a director of Vitamin Shoppe Industries Inc. and Stuart Weitzman. Mr. Edwab is a Certified Public Accountant. Mr. Edwab also serves as Vice Chairman of the Zimmer Family Foundation.

        John D. Howard has served as a director since 2002. He is currently the Chief Executive Officer of Irving Place Capital, the firm formerly known as Bear Stearns Merchant Banking, LLC, and an affiliate of the controlling shareholder of New York & Company, Inc. He was a Senior Managing Director at Bear Stearns Merchant Banking, LLC, where he was the head of the merchant banking department of Bear, Stearns & Co. Inc. from its inception in 1997. From 1990 to 1997, he was a co-CEO of Vestar Capital Partners, Inc., a private investment firm specializing in management buyouts. Previously, he was a Senior Vice President of Wesray Capital Corporation, a private investment firm specializing in leveraged buyouts. Mr. Howard also currently serves as a director of Aéropostale, Inc.; Multi Packaging Solutions, Inc.; Universal Hospital Services, Inc.; Vitamin Shoppe Industries Inc. and several other private companies.

        Louis Lipschitz has served as a director since 2005. Mr. Lipschitz retired from his position as Executive Vice President and Chief Financial Officer of Toys "R" Us, Inc. in March 2004. He joined Toys "R" Us, Inc. in 1986 where he held various senior level finance positions, as well as served as a member of the management executive committee. From 1982 to 1986, Mr. Lipschitz served as Senior Vice President and Chief Financial Officer of Lerner Stores, Inc. He began his career in public accounting in 1968 with the firm of S.D. Leidesdorf & Co., which subsequently merged with Ernst & Young. He has a B.S. in Accounting from Hunter College and is a Certified Public Accountant in the state of New York. Mr. Lipschitz currently serves as a trustee of the Henry H. Kessler Foundation, and as a director of New Alternatives for Children, Inc. and the publicly-traded companies The Children's Place Retail Stores, Inc.; Majesco Entertainment Company; Finlay Enterprises, Inc.; and Forward Industries, Inc.

        Edward W. Moneypenny has served as a director since 2006. From 2002 until his retirement in January 2006, Mr. Moneypenny served as Senior Vice President of Finance and Chief Financial Officer of 7-ELEVEN, Inc., the largest chain in the convenience retailing industry. Prior to 2002,

Mr. Moneypenny was the Chief Financial Officer at two former Fortune 500 companies in the energy industry, Florida Progress Corporation and Oryx Energy Corporation. Mr. Moneypenny currently serves as a director of the publicly-traded company The Timberland Company. Mr. Moneypenny also serves as a director of Saint Joseph's University. He previously served as a member of the board of directors at Oryx Energy Corporation. Mr. Moneypenny graduated from Saint Joseph's University with a B.S. in Accounting and received an M.S. in Accounting Science from the University of Illinois. Mr. Moneypenny is a Certified Public Accountant.

        Grace Nichols was appointed as a director in March 2008. Ms. Nichols' spent 20 years at Victoria's Secret Stores, a division of Limited Brands, Inc., and was the CEO of Victoria's Secret Stores from 1992 until January 2007. Prior to Victoria's Secret Stores, she worked at Carter, Hawley, Hale Stores Inc. as General Merchandise Manager of Women's at Broadway Department Stores. Ms. Nichols currently sits on the board of directors of Pacific Sunwear, a publicly-traded company. She also serves on the Board of Governors of the World of Children.

        Richard L. Perkal has served as a director since 2004. Mr. Perkal is currently a Partner of Irving Place Capital, the firm formerly known as Bear Stearns Merchant Banking, LLC, and an affiliate of the controlling shareholder of New York & Company, Inc. He was a Senior Managing Director at Bear Stearns Merchant Banking, LLC, which he joined in July 2000. Previously, Mr. Perkal was a senior partner in the law firm of Kirkland & Ellis LLP where he headed the Washington, D.C. corporate transactional practice, primarily focusing on leveraged buyouts and recapitalizations. Mr. Perkal currently serves as a director of CamelBak Group, LLC; Stuart Weitzman Holdings, LLC; and Vitamin Shoppe Industries Inc.

        Arthur E. Reiner has served as a director since 2003 and is currently Chairman and Chief Executive Officer of Finlay Enterprises, Inc. and Finlay Fine Jewelry Corporation. Mr. Reiner joined Finlay in 1995. He became President and Chief Executive Officer of Finlay Enterprises in 1996 and was named Chairman in 1999. Mr. Reiner began his retailing career in 1962 at Bamberger's, then a division of R. H. Macy's, and held various positions with Macy's, including Chairman and Chief Executive Officer of Macy's Northeast and Macy's East until 1995. A graduate of Rutgers University, Mr. Reiner served as Chairman of the Education Foundation of the Fashion Institute of Technology from 1985 to 1995 and was named Executive Vice President in 1995. He currently serves as a director of Jewelers for Children.

        Pamela Grunder Sheiffer has served as a director since 2006. She has been President of P. Joyce Associates, Inc., a New York City based firm providing consulting services to the retail and investment community since 1997. From 1995 to 1997, she was President of The Design and Source Company, an importer of ladies' apparel. Prior to that, Ms. Sheiffer held various senior management positions in retail, including Senior Vice President of May Department Stores and Vice President of Merchandising and Marketing for Dots, a specialty retailer. She is a former member of the board of directors of Dan River Mills, Inc. and is currently a member of the board of directors of Rock of Ages, a publicly-traded granite quarrier, and manufacturer. She has been a member of the board of trustees of The American Management Association since June 2007 and currently serves as Vice Chairman of the Board of Trustees of Learning Leaders, one of New York City's largest educational non-profit organizations. Ms. Sheiffer holds a B.A. in Political Science from Northwestern University.

Board and Committee Membership

        The Company is a "controlled company" under New York Stock Exchange rules and therefore is not required to have a majority of independent directors or a compensation committee or nomination and governance committee composed entirely of independent directors. A company of which more than 50% of the voting power is held by an individual, a group or another company is considered to be a "controlled company." IPC/NYCG, LLC (formerly BSMB/NYCG, LLC), an affiliate of Irving Place

Capital (formerly Bear Stearns Merchant Banking, LLC), has held over 50% of the voting power of the Company since its acquisition of Lerner New York Holding, Inc. and its subsidiaries from Limited Brands, Inc. ("Limited Brands") on November 27, 2002. In addition, the several limited partnerships directly or indirectly controlled by Irving Place Capital have the right to designate a majority of persons to the Company's board of directors pursuant to a stockholders agreement. On May 31, 2008, JPMorgan Chase & Co. announced that it had completed the acquisition of The Bear Stearns Companies, Inc., the parent company of Bear, Stearns & Co. Inc. Bear Stearns Merchant Banking has become an unaffiliated independent company of JPMorgan Chase & Co. and has renamed itself Irving Place Capital. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" for a description of material relationships between Irving Place Capital and the Company.

        The Company's business, property and affairs are managed under the direction of the Company's board of directors. The board of directors has established three committees consisting of an audit committee, a nomination and governance committee, and a compensation committee. Members of the Company's board of directors are kept informed of its business through discussions with the Company's Chairman and Chief Executive Officer and other officers by reviewing materials provided to them and by participating in meetings of the board of directors and its committees.

        The board of directors of New York & Company, Inc. is currently comprised of eleven directors, all of whom are standing for re-election. During fiscal year 2008, the board of directors met nine times. Each director attended at least 75 percent of the aggregate of all meetings of the board of directors and of all committees on which such person served during fiscal year 2008. Eight members of the board of directors attended the Company's Annual Meeting on June 24, 2008. All board members are encouraged to attend the Annual Meeting.

        The Company's board of directors affirmatively determined that during fiscal year 2008, Louis Lipschitz, Edward W. Moneypenny, Grace Nichols, Arthur Reiner and Pamela Grunder Sheiffer, were independent directors in accordance with the requirements of the New York Stock Exchange. In April 2009, the board of directors affirmatively determined that Bodil M. Arlander and David H. Edwab are also independent directors in accordance with requirements of the New York Stock Exchange.

        The non-management members of the Company's board of directors hold regularly scheduled executive sessions without management that are chaired by the presiding director. John D. Howard is currently the presiding director of the non-management directors of the Company.

The Audit Committee

        Under the terms of its charter, the audit committee represents and assists the board of directors with the oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent registered public accounting firm, the performance of the Company's internal audit function, and the preparation of an audit committee report as required by the SEC to be included in the Company's annual proxy statement. The audit committee meets at least four times each year, including periodic meetings held separately with management, the internal auditor, and the independent registered public accounting firm. In fiscal year 2008, the committee met sixteen times. The audit committee is currently comprised of Louis Lipschitz (chairperson), Edward W. Moneypenny and Pamela Grunder Sheiffer.

        The board of directors has determined that Mr. Lipschitz, chairperson of the audit committee, and Mr. Moneypenny are "audit committee financial experts" for purposes of the SEC's rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

        The board of directors has determined that Mr. Lipschitz, Mr. Moneypenny and Ms. Grunder Sheiffer are independent members of the board of directors and the audit committee in accordance with the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3.

        Mr. Lipschitz currently serves on the audit committees of five public companies, including New York & Company. Given that Mr. Lipschitz is retired, the board of directors has determined that his simultaneous service on these other audit committees does not impair Mr. Lipschitz's ability to serve on the Company's audit committee.

The Nomination and Governance Committee

        On March 18, 2009, the Company's ethics committee was eliminated and the responsibilities thereof were assigned to the nomination and governance committee. Under the terms of its amended charter, the nomination and governance committee is responsible for assisting the board of directors in its oversight of board composition, corporate governance policies and practices, and related matters. It also assists the board of directors in fulfilling its responsibilities relating to the Company's compliance procedure for the code of business conduct. In fiscal year 2008, the nomination and governance committee held five meetings and the ethics committee held two meetings. The nomination and governance committee is currently comprised of Grace Nichols (chairperson), Louis Lipschitz and Arthur E. Reiner.

        The nomination and governance committee periodically reviews the appropriate size of the board of directors, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the board of directors. In evaluating and determining whether to recommend a candidate to the board of directors, the committee reviews the appropriate skills and characteristics required of board members in the context of the background of existing members and in light of the perceived needs for the future development of the Company's business, including issues of diversity and experience in different substantive areas, such as retail operations, marketing, technology, distribution, real estate and finance. Candidates may come to the attention of the committee from a variety of sources, including current board members, stockholders, management, and search firms. The committee shall have sole authority to retain and terminate any search firm used to identify candidates for the board of directors, including the sole authority to approve such firm's fees and other retention terms. The committee shall also have the authority to retain other professional advisors, when necessary or appropriate. All candidates are reviewed in the same manner regardless of the source of the recommendation. See "STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING" for procedures describing how a stockholder can submit a proposal to the board of directors.

The Compensation Committee

        Under the terms of its charter, the compensation committee is directly responsible for assisting the board of directors in its oversight of compensation for the Company's senior management, compensation for the board of directors, evaluation and succession planning for the Chief Executive Officer and related matters. The committee shall have sole authority to retain and terminate any executive compensation consultants engaged to provide advice to the committee related to its responsibilities, including the sole authority to approve such consultants' fees and other retention terms. The committee shall also have the authority to retain other professional advisors, when necessary or appropriate. In fiscal year 2008, the compensation committee met seven times. The compensation committee is currently comprised of Arthur E. Reiner (chairperson), Bodil M. Arlander and Grace Nichols.

 2008 Director Compensation

        The following table summarizes the principal components of fiscal year 2008 compensation for the Company's board of directors. The compensation set forth below fully reflects compensation for services performed as a member of the Company's board of directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Louis Lipschitz	58,000	31,783	14,393	—	—	—	104,176
Edward W. Moneypenny	48,500	31,783	24,629	—	—	—	104,912
Grace Nichols(3)	48,000	—	5,111	—	—	—	53,111
Arthur E. Reiner	44,000	31,783	—	—	—	—	75,783
Pamela Grunder Sheiffer	50,000	31,783	19,643	—	—	—	101,426

(1)
Directors who are also employees of the Company, employees of Irving Place Capital, or otherwise not affirmatively determined to be independent directors in accordance with New York Stock Exchange rules, are not compensated for their duties as a director. All other members of the board of directors are compensated for their services. Each compensated director receives an annual retainer of $25,000, which is supplemented by additional payments of: $1,000 for each board meeting attended in person; $500 for each board meeting attended telephonically; $5,000 annually for acting as a committee chairperson ($10,000 for acting as audit committee chairperson); $1,000 for each committee meeting attended in person ($1,500 for each audit committee meeting attended in person); $500 for each committee meeting attended telephonically; and reasonable travel expenses for in-person attendance at board of directors and committee meetings.

(2)
The amounts in these columns reflect the dollar amount of the value of awards pursuant to the Company's equity incentive plans recognized as compensation expense for financial statement reporting purposes for fiscal year 2008 in accordance with Statement of Financial Accounting Standards No. 123(R), "Share-Based Payments" ("SFAS No. 123-R"), excluding any estimate for forfeitures, and thus may include amounts related to awards granted in fiscal year 2008 and prior to fiscal year 2008. For the relevant assumptions used to determine the valuation of stock option and restricted stock awards for fiscal year 2008, fiscal year 2007, and fiscal year 2006, refer to footnote 11, "Share-Based Compensation," in the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2008, as filed with the SEC on April 7, 2009. For the relevant assumptions used to determine the valuation of stock option awards for fiscal year 2005, fiscal year 2004, and fiscal year 2003, refer to footnote 10, "Share-Based Compensation," in the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2005, as filed with the SEC on April 7, 2006.

(3)
Ms. Nichols was appointed to the Company's board of directors on March 19, 2008.

        The following table provides information relating to outstanding equity awards held by the non-management directors at fiscal year end, January 31, 2009.

	Option Awards		Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable
Name			Number of Shares of Stock That Have Not Vested (#)
Louis Lipschitz	10,000	—	3,500
Edward W. Moneypenny	6,666	3,334	3,500
Grace Nichols(1)	—	10,000	—
Arthur E. Reiner	—	—	3,500
Pamela Grunder Sheiffer	6,666	3,334	3,500

(1)
Ms. Nichols was appointed to the Company's board of directors on March 19, 2008.

 CORPORATE GOVERNANCE

Board Committee Charters

        The charters for the Company's audit committee, nomination and governance committee and compensation committee are available free of charge on the Company's website at http://www.nyandcompany.com, or upon written request to the Corporate Secretary, New York & Company, 450 West 33rd Street, 5th Floor, New York, NY 10001.

Corporate Governance Guidelines

        The board of directors of the Company adopted the corporate governance guidelines to assist in the exercise of its responsibilities. The Company's corporate governance guidelines are available free of charge on the Company's website at http://www.nyandcompany.com, or upon written request to the Corporate Secretary, New York & Company, 450 West 33rd Street, 5th Floor, New York, NY 10001.

Code of Business Conduct Guidelines

        The Company has code of business conduct guidelines that apply to all Company associates, including its principal executive officer, principal financial officer and principal accounting officer, as well as members of the board of directors. The code of business conduct guidelines are available free of charge on the Company's website at http://www.nyandcompany.com, or upon written request to the Corporate Secretary, New York & Company, 450 West 33rd Street, 5th Floor, New York, NY 10001. Any updates or amendments to the code of business conduct guidelines, and any waiver that applies to a director or executive officer, will also be posted on the website.

Stockholder Communications with the Board of Directors

        Stockholders and other interested parties may contact the board of directors, the presiding director, or the non-management directors as a group (c/o the Chairperson of the Nomination and Governance Committee) at the following address:

  Board of Directors or
  Chairperson of the Nomination and Governance Committee
  New York & Company
  450 West 33rd Street
  5th Floor
  New York, NY 10001

        Communications regarding accounting, internal accounting controls or auditing matters may also be reported to the Company's board of directors using the above address or through the Company's Ethics Hotline. Information about how to contact the board of directors and the Ethics Hotline is also available on the Company's website at http://www.nyandcompany.com.

 ITEM 2—Approval of an Amendment to the Company's 2006 Long-Term Incentive Plan to Increase the Number of Shares Reserved for Issuance

Introduction

        The Company's board of directors and stockholders approved the 2006 Long-Term Incentive Plan (the "2006 Plan") on May 3, 2006, and June 21, 2006, respectively. A total of 2,168,496 shares of the Company's common stock have been reserved for issuance under the 2006 Plan. The 2006 Plan provides for the grant of incentive or non-qualified stock options, stock appreciation rights, restricted stock, deferred stock and performance awards to eligible participants. Of the 2,168,496 shares of common stock reserved, the maximum number of shares which may be used for awards other than stock options or stock appreciation rights is 750,000 shares. Shares that are not currently outstanding or reserved for outstanding performance units under the 2006 Plan and are available for issuance at April 24, 2009 amounted to only 46,637 shares. The compensation committee of the Company's board of directors has determined that it is advisable and in the best interests of the Company and our stockholders that an amendment to the 2006 Plan be adopted to increase the aggregate number of shares of our common stock that may be issued under the 2006 Plan by 2,500,000 shares to a total of 4,668,496 shares and to increase the maximum number of shares which may be used for awards other than stock options or stock appreciation rights from 750,000 shares to 1,750,000 shares. Accordingly, the board of directors adopted a resolution proposing such amendments to the 2006 Plan and directed that it be submitted for approval at the 2009 Annual Meeting of Stockholders.

Summary of the Company's 2006 Long-Term Incentive Plan

        The following summary of the material terms of the 2006 Plan, a copy of which is attached hereto as Annex 1, does not purport to be complete and is qualified in its entirety by the terms of the 2006 Plan.

        Purposes of the 2006 Plan.    The purposes of the 2006 Plan are to foster and promote the long-term financial success of the Company and materially increase stockholder value by motivating performance through incentive compensation. The 2006 Plan also is intended to encourage participant ownership in the Company, attract and retain talent, and enable participants to participate in the long-term growth and financial success of the Company. In addition, the 2006 Plan provides the ability to make awards linked to the profitability of the Company and increases in stockholder value.

        Term of the 2006 Plan.    The term of the 2006 Plan extends from June 21, 2006 until the tenth anniversary thereof. No additional awards shall be made after the expiration of such term, but outstanding awards shall be administered in accordance with the provisions thereof. The 2006 Plan shall continue in effect until all matters relating to the settlement of awards and administration of the 2006 Plan have been completed.

        Administration of the 2006 Plan.    The 2006 Plan is administered by the compensation committee, but any action that may be taken by the compensation committee may also be taken by the full board of directors of the Company. The compensation committee is composed in accordance with, and governed by, the compensation committee's charter, as approved from time to time by the board of directors and subject to Section 303A.05 of the NYSE Listed Company Manual, and other corporate governance documents of the Company. The compensation committee has the authority to grant awards under the 2006 Plan, to determine the terms and conditions thereof, to interpret the provisions of the 2006 Plan and to make all other determinations which may be necessary or advisable for the administration of the 2006 Plan.

        The compensation committee or the full board of directors may amend, alter, or discontinue the 2006 Plan at any time, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of a participant under a granted award without the participant's consent. Any amendments to the 2006 Plan shall require stockholder approval to the extent required by federal or state law or any regulations or rules promulgated thereunder or the rules of the New York Stock Exchange, the national securities exchange on which the Company's common stock is listed.

        Eligibility and Participation.    Eligibility to participate in the 2006 Plan is limited to (i) employees of the Company; (ii) consultants or advisors to the Company or any affiliate; or (iii) non-employee members of the board of directors. Approximately 8,000 employees of the Company, including all executive officers, and the 10 non-management members of the board of directors, are currently eligible to participate in the 2006 Plan.

        Type of Awards under the 2006 Plan.    The 2006 Plan provides that the compensation committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the compensation committee may deem to be necessary or desirable: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) deferred stock; and (v) performance share awards and performance unit awards.

        Number of Authorized Shares.    The total number of shares of common stock reserved and available for distribution pursuant to awards under the 2006 Plan is currently 2,168,496. Of the 2,168,496 shares of common stock reserved, the maximum number of shares which may be used for awards other than stock options or stock appreciation rights is 750,000 shares. Upon the initial approval of the 2006 Plan by stockholders in 2006, the Amended and Restated 2002 Stock Option Plan ("2002 Plan") immediately ceased to be available for use for the grant of new incentive awards, other than awards granted wholly from shares returned to the 2002 Plan by forfeiture after May 5, 2006. As of April 24, 2009, there were 136,019 shares and 46,637 shares available for issuance under the 2002 Plan and 2006 Plan, respectively. If the amendment to the 2006 Plan to increase the number of authorized shares of common stock by 2,500,000 shares is approved by stockholders, the aggregate number of shares of common stock authorized for issuance under the 2006 Plan will be 4,668,496 shares.

        Stock Options.    Stock options granted under the 2006 Plan are either incentive stock options or nonqualified stock options. The exercise price per share shall not be less than the fair market value per share on the grant date. If a stock option which is intended to qualify as an incentive stock option is granted to an individual who owns or who is deemed to own shares possessing more than ten percent (10%) of the combined voting power of all classes of shares of the Company, a parent corporation or any subsidiary corporation, then the exercise price per share shall not be less than one hundred ten percent (110%) of the fair market value per share on the grant date. The option period of each stock option shall be fixed by the compensation committee, but shall not exceed ten years from the date the option is granted for incentive stock options. Stock options shall only be exercisable in whole or in such installments and at such times as established by the compensation committee. The compensation committee may at any time accelerate the exercisability of all or part of any stock option.

        Stock Appreciation Rights.    Stock appreciation rights may be awarded at any time by the compensation committee. The compensation committee has the discretion to determine the exercise price and other terms of stock appreciation rights. The exercise price per share shall not be less than the fair market value per share on the grant date. Upon exercise of a stock appreciation right, a participant shall receive a number of shares of common stock equal in value to the excess of the fair market value per share of common stock over the exercise price per share of the common stock specified in the related stock appreciation right agreement.

        Restricted Stock.    Restricted stock may be awarded at any time by the compensation committee. Restricted stock is stock which cannot be transferred and remains subject to a risk of forfeiture until the applicable vesting conditions are attained. The compensation committee has the discretion to determine the vesting conditions and other terms of restricted stock. Holders of restricted stock shall have all the rights of a stockholder of the Company holding the class of common stock that is the subject of the restricted stock.

        Deferred Stock.    Deferred stock may be awarded at any time by the compensation committee. Deferred stock is a right granted to a participant to receive common stock at the end of a specified deferral period. The compensation committee has the discretion to determine the duration of the deferral period, the conditions under which receipt of the common stock will be deferred and other terms of deferred stock. Holders of deferred stock may elect to further defer receipt of the deferred stock payable under an award, subject to such terms and conditions determined by the compensation committee. Upon the expiration of the deferral period, the compensation committee shall deliver common stock to the participant pursuant to the deferred stock award.

        Performance Awards.    Performance awards may be awarded at any time by the compensation committee. A performance unit and a performance share each consist of the right to receive shares of common stock or cash, as provided in the particular award agreement, upon achievement of certain performance goals. After the applicable period for performance has ended, the compensation committee shall determine the extent to which the established performance goals were achieved. Performance awards cannot be transferred and remain subject to risk of forfeiture until the applicable performance goals have been achieved.

        Change in Control Provisions.    Unless otherwise specifically provided in an award agreement, in the event of a sale of the Company or a registered public offering of equity securities, the compensation committee may provide that the (i) stock options; (ii) stock appreciation rights; (iii) restricted stock; and (iv) deferred stock shall vest immediately and any performance goal or other condition with respect to performance share awards and performance unit awards shall be deemed satisfied for such participants who are employed by the Company at the time of such event. The compensation committee may also, in its discretion, determine that any stock options, stock appreciation rights or restricted stock shall terminate or be cancelled if not exercised as of the date of such event.

U.S. Federal Income Tax Consequences

        The following is a general description of the federal income tax consequences to the participant and the Company with regard to awards granted under the 2006 Plan under present law. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2006 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws. This discussion does not purport to discuss all tax consequences related to awards under the 2006 Plan.

        Nonqualified Stock Options.    There typically will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonqualified stock option under the 2006 Plan. When the optionee exercises a nonqualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction, subject to any applicable limitations under the Internal Revenue Code Sections 162(m) and 280G (as described below). Any gain that the optionee recognizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

        Incentive Stock Options.    In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and the Company will not realize an income tax deduction at either of such times. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of common stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed from the date of grant until the date three months prior to the date of exercise and such recipient does not sell the shares of common stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option, or (ii) one year after the date of exercise, a subsequent sale of such shares of common stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.

        If the recipient is not continuously employed from the date of grant until the date three months prior to the date of exercise or such recipient disposes of the shares of common stock acquired upon exercise of the incentive stock option within either of the time periods described in the immediately preceding paragraph, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of such shares of common stock on the date of exercise over the exercise price, and (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Internal Revenue Code (as described below), the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

        Stock Appreciation Rights (SARs).    There typically will be no federal income tax consequences to the participant or to the Company upon the grant of a SAR under the 2006 Plan. When the participant exercises a SAR, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received at the time of exercise over the fair market value of a share of common stock on date of grant, and the Company will be allowed a corresponding deduction, subject to any applicable limitations under the Internal Revenue Code Sections 162(m) and 280G (as described below).

        Restricted Stock.    Unless a participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Sections 162(m) and 280G of the Internal Revenue Code (as described below). If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Sections 162(m) and 280G (as described below). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

        Deferred Stock Awards.    The grant of a deferred stock award under the 2006 Plan generally will not be taxable to the participant, and will not be deductible by the Company at the time of grant. At the time a deferred stock award is settled in shares of common stock, the participant will recognize ordinary income and the Company will be entitled to a corresponding deduction. Generally the measure of the income and deduction will be the fair market value of the common stock at the time the deferred stock is settled.

        Performance Awards.    A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance awards are granted, so long as the awards are subject to a substantial risk of forfeiture. When the participant receives, or has the right to receive, payment of cash or shares under the performance award, the cash amount or the fair market value of the shares of stock will be ordinary income to the participant, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Sections 162(m) and 280G (as described below).

        Certain Other Tax Issues.    In addition to the matters described above, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules (including, without limitation, Section 162(m) of the Internal Revenue Code regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income, (iii) certain awards under the Plan may be subject to the requirements of Section 409A of the Internal Revenue Code (regarding nonqualified deferred compensation), and (iv) if the exercisability or vesting of any option or certain other awards is accelerated because of a change in control, such option or award (or a portion thereof), either alone or together with certain other payments, may constitute non-deductible excess parachute payments under Section 280G of the Internal Revenue Code, which may be subject to a 20% excise tax on participants. Officers and directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, may be subject to special tax rules regarding the income tax consequences concerning their options.

Benefits to Named Executive Officers and Others

        The following table sets forth with respect to each named executive officer listed in the Summary Compensation Table and each group listed below, the distribution of awards under the 2006 Plan during the period from June 21, 2006 through April 24, 2009.

Name of beneficial owner	Stock Options Granted	Restricted Stock Granted(2)	Performance Units Granted (number of underlying securities)
Richard P. Crystal	115,000	136,961	272,727
Sheamus G. Toal	70,000	22,474	—
John E. DeWolf III	75,000	28,767	—
Leslie Goldmann	81,500	39,555	—
Sandra Brooslin Viviano	30,000	20,077	—
Ronald W. Ristau(1)	70,000	7,500	—
All current executive officers as a group	371,500	247,834	272,727
All current non-employee directors as a group	—	38,500	—
All current employees, who are not executive officers as a group	1,024,450	163,348	—

    (1)
    The 70,000 stock options and 7,500 shares of restricted stock granted to Mr. Ristau were unvested at the date of his resignation on October 24, 2008 and were forfeited.

    (2)
    Primarily represents restricted stock issued to executive officers in connection with the modification of the Company's Spring 2009 bonus under its incentive compensation plan (See the "Compensation Discussion and Analysis" section of this Proxy Statement). Also included for Mr. Crystal are 15,000 shares of restricted stock granted to him on August 16, 2006, which are subject to performance vesting requirements through August 16, 2010.

New Plan Benefits

        Any future awards granted to eligible participants under the 2006 Plan are subject to the discretion of the compensation committee of the board of directors and, therefore, are not determinable at this time.

        The board of directors unanimously recommends a vote FOR the approval of an amendment to the Company's 2006 Long-Term Incentive Plan to increase the number of shares reserved for issuance.

 ITEM 3—Approval of a Stock Option Exchange Program

Background

        The Company has historically granted stock options as a critical component of its employees' compensation. Stock options were granted to encourage its employees to act as owners, which helps align their interests with those of stockholders. The objectives of the equity compensation plans are to motivate and reward personnel whose long-term employment is considered essential to the Company's continued progress and to encourage them to continue their employment with the Company. Stock options were granted to encourage recipients to act in the stockholders' interests and share in the Company's success.

        Like many other companies in the retail and clothing industries, the Company has experienced a general and pronounced decline in its common stock price due to various factors. In addition, the credit market crisis and other macro-economic challenges currently affecting the global economy resulted in a number of challenges for the Company. In particular, due to the credit markets and the reduced leverage in the economy, both business and consumer spending decreased. In light of the current economic environment, one of the Company's key priorities has been to preserve cash. To that end, the Company undertook and plans to continue to undertake a number of actions to decrease its expenses. However, these actions have not translated into an improvement in the common stock price. As a result, 1,267,835, or 28%, of all outstanding stock options are underwater. Employees perceive that these options have little or no value. In addition, although these stock options are not likely to be exercised as long as the stock price is lower than the applicable exercise price, they will remain on the Company's books for up to the full term of the options and the Company will continue to record the expense associated with these options, while delivering little or no retentive or incentive value, unless they are surrendered or cancelled.

Overview

        On November 19, 2008, the Company's board of directors determined, subject to stockholder approval, that it would be in the best interest of the Company and its stockholders to offer its eligible employees ("Eligible Employees") the opportunity to exchange (the "Option Exchange Program") certain stock options with exercise prices equal to or greater than $12.43 per share (the "Eligible Options") for a fewer number of replacement options with an equal fair value and an exercise price equal to the closing price of the Company's common stock on the New York Stock Exchange on the date of grant of such replacement options (the "Replacement Options"). The date of grant is expected to be the closing of the Option Exchange Program, which is anticipated to occur on or about June 29, 2009. The Company's Chief Executive Officer and members of its board of directors will be excluded from participating in the Option Exchange Program.

        As of April 24, 2009, there were a total of 1,395,950 shares underlying options outstanding under the Company's 2006 Long-Term Incentive Plan (the "2006 Plan") and 3,062,098 shares underlying options outstanding under the Company's Amended and Restated 2002 Stock Option Plan (the "2002 Plan"). Of the outstanding options, as of April 24, 2009, options to purchase 695,335 shares of common stock would be eligible for exchange under the proposed Option Exchange Program, with original grant dates ranging from October 6, 2004 to April 2, 2007. As of April 24, 2009, 46,637 shares were available for grant under the 2006 Plan and 136,019 shares were available for grant under the 2002 Plan. The Company's ability to close the Option Exchange Program immediately after the Annual Meeting is contingent upon stockholder approval of Item 2 of this Proxy Statement, which would amend the 2006 Plan to increase the number of shares of common stock available for issuance under the 2006 Plan. If all Eligible Options at April 24, 2009 were to be exchanged and new grants of options made in accordance with the exchange ratio set out below, the number of shares underlying options outstanding would be reduced by 147,403 shares. As of April 24, 2009, 88 employees were eligible to participate in the Option Exchange Program. The Company believes the Option Exchange Program is an important component of its compensation program, as it will enable the Company to accomplish the following:

  •
  Increase the retention value of stock options and incentivize employees.  The exercise price of the underwater options included in this proposal ranges from $12.43 to $19.53, as compared to a $4.96 closing price of the common stock on April 24, 2009. As a result, these stock options do not currently provide meaningful retention or incentive value to employees. The Company believes the exchange program will enable it to enhance long-term stockholder value by providing greater assurance that the Company will be able to retain experienced and productive employees, by improving the morale of employees generally, and by aligning the interests of employees more fully with the interests of stockholders.

  •
  Recapture the value from compensation cost currently being recorded for underwater options. In accordance with applicable accounting rules, the Company has to recognize compensation expense attributable to the underwater options. The Company believes it is not effectively leveraging its expenses by recognizing compensation expense on options that are not perceived by employees as providing value. By replacing options that have little or no retention or incentive value with fewer options that will provide both retention and incentive value while creating no additional compensation expense, the Company will begin to leverage the expense associated with these awards.

        The Option Exchange Program has been designed to balance the interests of employees and stockholders by offering employees an opportunity to exchange, at equal fair value, Eligible Options for options to purchase fewer shares at a per share exercise price equal to the fair market value of the Company's common stock on the date of grant of the Replacement Options. The Company has addressed what it considers to be the key concerns of stockholders related to the Option Exchange Program. These include the following:

  •
  The Company's Chief Executive Officer and members of the board of directors will not be eligible to participate in the Option Exchange Program.

  •
  Only outstanding stock options that have an exercise price equal to or greater than $12.43, which is greater than the Company's 52-week high closing price of its common stock on the NYSE as of April 24, 2009, and have a grant date of April 2, 2007 or earlier will be eligible for exchange.

  •
  Exchange ratios will be set so that each Replacement Option award will have a fair value that is equal to the fair value of the Eligible Option award exchanged, such that no incremental expense is recorded by the Company in connection with the exchange of options.

  •
  The expiration date of each Replacement Option will be identical to the expiration date of the Eligible Option.

  •
  Replacement Options will continue to vest to the same extent and proportion as the tendered options. However, there will be a minimum time vesting requirement of two years from the date of grant for all Replacement Options.

  •
  Eligible Options that are exchanged will be cancelled and no longer available for issuance under the Company's equity incentive plans.

Alternatives Considered

        When considering how best to continue to incentivize and reward employees who have underwater options, the Company considered the following alternatives:

  •
  Granting additional equity awards.  The Company considered grants of additional stock options at current market prices or another form of equity award such as restricted stock. However, these additional grants would cause dilution to stockholders and a substantial increase in share-based compensation expense.

  •
  Increasing cash compensation.  As an alternative to equity awards, the Company considered substantially increasing base and target bonus cash compensation. However, significant increases in cash compensation would substantially increase compensation expenses and reduce cash flow from operations.

  •
  Exchanging options for cash.  The Company also considered exchanging underwater options for cash payments. However, this type of an exchange would increase compensation expenses and reduce cash flow from operations. In addition, the Company does not believe that such a program would have long-term retention value.

        Under the listing rules of the NYSE, stockholder approval is required in order for the Option Exchange Program to be implemented. If stockholders approve this proposal, the board of directors intends to close the exchange offer promptly following the Annual Meeting. If stockholder approval of this proposal is not obtained, the Company will not be able to implement the Option Exchange Program.

Description of Option Exchange Program

        Offer to Exchange Options.    Under the proposed Option Exchange Program, Eligible Employees will be given the opportunity to exchange, at equal fair value, Eligible Options for stock options representing the right to purchase fewer shares at a per share exercise price equal to the fair market value of a share of the Company's common stock on the date of grant of the Replacement Options. The Replacement Options will be granted on the date of cancellation of the Eligible Options.

        The compensation committee will determine whether and when to initiate, if at all, or terminate the Option Exchange Program. Under the Option Exchange Program, any Replacement Options will be granted under the 2006 Plan and have substantially the same terms as the Eligible Options.

        Participation in the Option Exchange Program will be voluntary. Because there is no assurance that any profit realized on a Replacement Option granted under the Option Exchange Program will be greater than the profit that the employee would have realized had he or she retained his or her options and not exchanged them in the Option Exchange Program, there is no way for the Company to predict how many employees will participate or how many options will be tendered.

        Eligible Employees.    If implemented, the Option Exchange Program will only be open to employees who hold Eligible Options, where feasible and practical under local regulations as determined by the Company, except that the Option Exchange Program will not be available to the members of the board of directors or the Chief Executive Officer. The program also will not be available to any former employees. An employee who tenders his or her options for exchange must also have been continuously employed with the Company, and be an eligible employee on the date of the new grant in order to receive the Replacement Options. If an optionee is no longer an employee with the Company for any reason, including layoff, termination, voluntary resignation, death or disability, on the date that the Option Exchange Program commences, that optionee cannot participate in the program. If an optionee is no longer an employee with the Company for any reason on the date that the new grants are made, even if he or she had elected to participate and had tendered his or her options for exchange, such employee's tender will automatically be deemed withdrawn and he or she will not participate in the Option Exchange Program. Such employee will retain his or her outstanding options in accordance with their current terms and conditions, and he or she may exercise them during a limited period of time following the termination of employment in accordance with their terms to the extent that they are vested. A vote by an employee in favor of this proposal at the Annual Meeting does not constitute an election to participate in the Option Exchange Program.

        Eligible Options.    The options eligible for exchange under the Option Exchange Program will be both the outstanding non-qualified stock options and the incentive stock options granted to employees by the Company on or before April 2, 2007 with an exercise price equal to or greater than $12.43. Of the outstanding options held by Eligible Employees as of April 24, 2009, the maximum number of shares of common stock underlying options which could be surrendered for exchange is 695,335.

        Exchange Ratio.    Each Eligible Option award tendered for exchange will be exchanged for a Replacement Option award representing the right to purchase a number of shares of the Company's common stock such that the Replacement Option award will have a fair value equal to the fair value of the tendered option (in accordance with a generally accepted option valuation method), based on the fair market value of the Company's common stock as of the date the offer to exchange expires. Exchange ratios will vary based on the exercise price and remaining term of the tendered option, as well as the fair market value of the Company's common stock used for purposes of the valuation.

        Exercise Price of New Options.    Each Replacement Option issued pursuant to the Option Exchange Program will have an exercise price equal to the fair market value of the Company's common stock on the NYSE as of the new grant date. The new date of grant is expected to be the closing of the Option Exchange Program, which is expected to occur on or about June 29, 2009.

        Vesting of New Options.    The Replacement Options will continue to vest to the same extent and proportion as the surrendered options, dependent upon continued employment with the Company, beginning two years from the date of the new option grant. This means that all Replacement Options would be completely unvested at the time of the new grant, regardless of whether the surrendered options were partially or wholly vested. Replacement Options replacing surrendered options that were fully vested at the time they were surrendered for cancellation will fully vest on the second year anniversary of the new option grant date (or, replacement grant date). Replacement Options replacing surrendered options that were not vested at the time they were surrendered for cancellation will vest to the same extent and proportion as the surrendered options such that the Replacement Options will not become vested until the second year anniversary of the replacement grant date.

        Replacement Options will only vest if the optionee remains an employee with the Company and the Replacement Options may only be exercised by an employee of the Company. Replacement Options that are not vested at termination of employment cannot be exercised and will be forfeited. As described above, the Replacement Options will be completely unvested on the date of grant, regardless of whether the surrendered options were partially or completely vested.

        Term of New Options.    Under the Option Exchange Program, each Replacement Option will retain the same expiration date as the surrendered options subject to earlier expiration of the option upon termination of the employment of the optionee.

        Other Terms and Conditions of New Options.    The other terms and conditions of the Replacement Options will be set forth in an option agreement to be entered into as of the new option grant date. The other terms and conditions of each Replacement Option will be substantially similar to those of the surrendered option it replaces. Each Replacement Option will be granted under the 2006 Plan. The shares of common stock for which the Replacement Options may be exercised will be registered on a registration statement filed with the SEC.

        Accounting Treatment.    The Company has adopted the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised), or SFAS No. 123(R), regarding accounting for share-based payments. Since the exchange ratios will be calculated to result in the fair value of Eligible Options surrendered being equal to the fair value of the Replacement Options replacing them, in accordance with SFAS No. 123(R), the Company will not recognize any incremental compensation expense for financial reporting purposes as a result of the Option Exchange Program. As would be the case with Eligible Options, in the event that any of the Replacement Options are forfeited prior to their vesting due to termination of service, the compensation cost for the forfeited Replacement Options will not be recognized.

        Implementation of the Option Exchange Program.    If stockholders approve the Option Exchange Program and the compensation committee decides to commence the Option Exchange Program, Eligible Employees will be offered the opportunity to participate in the Option Exchange Program under a Tender Offer Statement to be filed with the SEC and distributed to all Eligible Employees. Employees will be given a period of at least 20 business days in which to accept an offer to exchange Eligible Options. For those employees who accept the offer, their Eligible Options will be cancelled immediately upon expiration of the offer period and Replacement Options will be granted and option documents distributed promptly thereafter.

        Even if the Option Exchange Program is approved by stockholders, the compensation committee will retain the authority, in its sole discretion, to terminate or postpone the program, at any time prior to the closing of the Option Exchange Program or to exclude certain Eligible Options or Eligible Employees from participating in the Option Exchange Program due to tax, regulatory or accounting reasons or because participation would be inadvisable or impractical. Stockholder approval of the Option Exchange Program applies only to this exchange program. If the Company was to implement a stock option exchange program in the future, the Company would once again need to seek stockholder approval.

        U.S. Federal Income Tax Consequences.    The Company expects that each option exchange offer pursuant to the Option Exchange Program will be treated as a non-taxable event for U.S. federal income tax purposes. No income should be recognized for U.S. federal income tax purposes by the Company or its option holders upon the cancellation of the Eligible Options or the grant of the Replacement Options. The required holding period for incentive stock options that are exchanged for Replacement Options will be reset. Therefore, in order for such incentive stock options to receive the beneficial tax treatment described herein, common stock purchased under a Replacement Option that is intended to be an incentive stock option must be held for at least two years following the grant date of the Replacement Options and the year following the exercise date of such option.

        Potential Modifications to Terms to Comply with Governmental Requirements.    The terms of the Option Exchange Program will be described in an offer to exchange that the Company will file with the SEC. Although the Company does not anticipate that the SEC will require it to modify the terms significantly, it is possible the Company will need to alter the terms of the Option Exchange Program to comply with comments from the SEC. It is possible that the Company may also need to make modifications to the terms of the Option Exchange Program to comply with local requirements, or for tax or accounting reasons.

Effect on Stockholders

        The Option Exchange Program was designed to provide renewed incentives and motivate the eligible employees to continue to create stockholder value and reduce the number of shares currently subject to outstanding options, thereby avoiding the dilution in ownership that would result from the issuance of new grants of stock options to incentivize employees. The Company cannot predict how many Eligible Options will be exchanged and what the Company's stock price will be on the new grant date, but assuming on April 24, 2009 all 695,335 Eligible Options were exchanged at a stock price of $4.96, the Company would issue approximately 547,932 Replacement Options. This would result in 147,403 shares being cancelled and no longer available for future issuance.

Required Vote

        The affirmative vote of the majority of the votes cast by holders of the Company's common stock present in person or represented by proxy at the Annual Meeting will be required to approve the Option Exchange Program.

        The board of directors unanimously recommends a vote FOR the approval of the stock option exchange program.

 ITEM 4—Ratification of Independent Registered Public Accounting Firm

        The board of directors, upon the recommendation of its audit committee, has ratified the selection of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for fiscal year 2009, subject to ratification by the Company's stockholders.

        Representatives of Ernst & Young LLP are expected to be present at the Meeting to answer questions and are expected to be available to respond to appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

        The Company is asking its stockholders to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm. Although ratification is not required by the Company's by-laws or otherwise, the board of directors is submitting the selection of Ernst & Young LLP to the Company's stockholders for ratification because the Company values its stockholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. In the event that the Company's stockholders fail to ratify the selection, it will be considered as a direction to the board of directors and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the board of directors, at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The board of directors unanimously recommends a vote FOR the ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2009.

 Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for fiscal year 2008 and fiscal year 2007, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	Fiscal Year 2008	Fiscal Year 2007
Audit fees(1)	$867,500	$862,750
Audit-related fees	—	—
Tax fees(2)	—	9,000
All other fees	2,709	2,628

Total	$870,209	$874,378

    (1)
    Audit fees consist of audit work performed in connection with the annual financial statements and the effectiveness of the Company's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, the reviews of unaudited quarterly financial statements, and work generally only the independent registered public accounting firm can reasonably provide, such as consents, comfort letters and review of documents filed with the SEC.

    (2)
    In fiscal year 2007, tax fees include accounting consultations and work related to the adoption of Financial Accounting Standards Board ("FASB") Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109."

 Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

        Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

        Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the audit committee for approval:

          1.    Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards;

          2.    Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements;

          3.    Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm's tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; and tax compliance and reporting; and

          4.    All Other services are those services not captured in the audit, audit-related or tax categories. Other than the use of certain software for research purposes, the Company generally does not request such services from the independent registered public accounting firm.

        The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

        The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

Audit Committee Report

        The role of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities with respect to the accounting and financial reporting processes of the Company, including its internal control over financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company's independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, reviewing the unaudited quarterly financial statements and auditing and expressing an opinion on the effectiveness of the Company's internal control over financial reporting.

        During fiscal year 2008, the audit committee met and held discussions with management and the independent registered public accounting firm and independently as a committee, which fulfills its responsibilities pursuant to the Company's audit committee charter. Management represented to the audit committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements as of and for the year ended January 31, 2009 with management and the independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the audit committee reviewed and discussed with management and the Company's independent registered public accounting firm both management's annual report on internal control over financial reporting and the report of the independent registered public accounting firm thereto. The audit committee discussed with the independent registered public accounting firm all matters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114, "The Auditor's Communication With Those Charged With Governance."

        In addition, the audit committee has discussed with the independent registered public accounting firm the auditor's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions With Audit Committees." The audit committee also has considered whether the independent registered public accounting firm's provision of non-audit services to the Company is compatible with the auditor's independence. The audit committee has concluded that the independent registered public accounting firm, Ernst & Young LLP, is independent from the Company and its management.

        The audit committee discussed with the Company's independent registered public accounting firm the overall scope and plans for its integrated audit of the Company's financial statements and internal control over financial reporting. In addition, the audit committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2009, for filing with the Securities and Exchange Commission. The audit committee has selected, and the board of directors has ratified as the Company's independent registered public accounting firm, Ernst & Young LLP.

Louis Lipschitz (Chairperson)
Edward W. Moneypenny
Pamela Grunder Sheiffer

 EXECUTIVE OFFICERS

        The following table sets forth the name, age and principal position of each of the Company's executive officers:

Name	Age	Position
Richard P. Crystal	64	Chairman, Chief Executive Officer and Director
John E. DeWolf III	54	Executive Vice President, Real Estate and Strategic Initiatives
Leslie Goldmann	49	Executive Vice President, Merchandising
Sheamus G. Toal	40	Executive Vice President, Chief Financial Officer
Sandra Brooslin Viviano	53	Executive Vice President, Human Resources

        See the table under "Nominees for Directors" for the past business experience of Richard P. Crystal

        John E. DeWolf III was named Executive Vice President, Real Estate and Strategic Initiatives in 2007 and had served as Executive Vice President, Real Estate since 2003. Previously, Mr. DeWolf was Senior Vice President, Development at New England Development. Prior to that, he served as Senior Vice President, Real Estate at Woolworth Corporation. Additionally, Mr. DeWolf was employed at Disney Stores Inc. and The Limited, Inc. Mr. DeWolf began his career in real estate at The Pyramid Companies. Mr. DeWolf has over 25 years of experience in real estate and holds a B.S. and a J.D. from Syracuse University.

        Leslie Goldmann was named Executive Vice President in 2006, having served as Vice President, General Merchandise Manager since 2004. Ms. Goldmann joined New York & Company, Inc. as Merchandise Manager in 1996 from Ann Taylor. With over 25 years of retail experience, Ms. Goldmann has also worked at Mitsubishi International Corp., Batus Retail Group and R. H. Macy & Co., Inc., and she holds a B.S. degree from Syracuse University.

        Sheamus G. Toal was named Executive Vice President and Chief Financial Officer in October 2008. Mr. Toal has served as Executive Vice President and Chief Accounting Officer of the Company since April 2008 and had served as the Company's Senior Vice President and Chief Accounting Officer since 2007. Mr. Toal has also served as the Company's Vice President, Controller and Treasurer and has been designated as its Principal Accounting Officer since 2004. Prior to his employment with the Company, Mr. Toal was Vice President and Controller of Footstar, Inc. (a specialty retailer) from 2002 to 2004 and was its Controller from 2001 to 2002. Prior to that, Mr. Toal served in a variety of senior financial management positions with Standard Motor Products, Inc. from 1997 to 2001. Mr. Toal began his career with KPMG LLP where he served in various roles, including a management level position within KPMG's Manufacturing, Retail and Distribution Group. Mr. Toal holds a B.S. in Accounting from St. John's University. Mr. Toal is a Certified Public Accountant in the state of New York.

        Sandra Brooslin Viviano was named Executive Vice President, Human Resources in 2003 and had served as Vice President, Human Resources since 2002. Previously, Ms. Brooslin Viviano was the Director of Human Resources for Victoria's Secret Direct, LLC's Executive Office and spent 10 years in human resources and merchandising positions with Victoria's Secret Direct, LLC and Victoria's Secret Stores, Inc. She began her career in retailing with Casual Corner Group. Ms. Brooslin Viviano has more than 25 years of specialty retailing experience and holds a B.A. from the University of Massachusetts.

 SECURITIES OWNERSHIP OF OFFICERS, DIRECTORS AND OWNERS OF 5%
OR MORE OF THE COMPANY'S COMMON STOCK

        The following table sets forth information known to the Company with respect to the beneficial ownership of its common stock as of April 24, 2009. The table reflects the beneficial ownership by (i) each stockholder known by the Company to own beneficially more than 5% of its common stock, (ii) each executive officer listed in the Summary Compensation Table (the "named executive officers"), (iii) each of its directors, and (iv) all of its directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Such rules provide that in calculating the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after April 24, 2009 are deemed to be outstanding.

Name of beneficial owner	Amount and nature of beneficial ownership(1)		Percent of class(1)
Richard P. Crystal	2,119,065	(2)	3.43%
Sheamus G. Toal	84,724	(3)	*
John E. DeWolf III	330,080	(4)	*
Leslie Goldmann	109,315	(5)	*
Sandra Brooslin Viviano	281,198	(6)	*
Ronald W. Ristau	242,125	(7)	*
Bodil M. Arlander	—	(8)	*
Philip M. Carpenter III	—	(9)	*
David H. Edwab	39,353	(10)	*
John D. Howard	31,618,972	(11)	52.36%
Louis Lipschitz	20,500	(12)	*
Edward W. Moneypenny	17,000	(13)	*
Grace Nichols	3,333	(14)	*
Richard L. Perkal	—	(15)	*
Arthur E. Reiner	74,429	(16)	*
Pamela Grunder Sheiffer	23,666	(17)	*
IPC/NYCG LLC	31,618,972	(11)	52.36%
All directors and executive officers as a group (16 persons)	34,963,760		56.16%

*
Less than 1%.

(1)
Information as to the percentage of shares beneficially owned is calculated based on 60,383,150 shares of common stock outstanding on April 24, 2009. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to the Company's knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise noted, the address of each beneficial owner is 450 W. 33rd Street, 5th Floor, New York, NY 10001.

(2)
Includes 673,389 shares of common stock, 136,961 shares of restricted stock, including 121,961 shares issued in connection with the Spring 2009 bonus plan (Refer to the "Compensation Discussion and Analysis" section of this Proxy Statement), and 1,308,715 shares of common stock issuable upon exercise of options. Does not include 89,068 shares beneficially owned by the Lara Crystal 2004 Trust; 89,068 shares beneficially owned by the Jessica Crystal 2004 Trust; 89,068 shares beneficially owned by the Meredith Cohen 2008 Trust; or 89,068 shares beneficially owned by the Ian Crystal 2004 Trust. Mr. Crystal disclaims beneficial ownership of such shares.

(3)
Includes 22,474 shares of restricted stock issued in connection with the Spring 2009 bonus plan (Refer to the "Compensation Discussion and Analysis" section of this Proxy Statement) and 62,250 shares of common stock issuable upon exercise of options.

(4)
Includes 19,362 shares of common stock, 28,767 shares of restricted stock issued in connection with the Spring 2009 bonus plan (Refer to the "Compensation Discussion and Analysis" section of this Proxy Statement), 271,951 shares of common stock issuable upon exercise of options, and 10,000 shares of common stock owned by Mr. DeWolf's immediate family members, for which he disclaims beneficial ownership, except to the extent of his pecuniary interest therein.

(5)
Includes 5,524 shares of common stock, 39,555 shares of restricted stock issued in connection with the Spring 2009 bonus plan (Refer to the "Compensation Discussion and Analysis" section of this Proxy Statement), and 64,236 shares of common stock issuable upon exercise of options.

(6)
Includes 123,090 shares of common stock, 20,077 shares of restricted stock issued in connection with the Spring 2009 bonus plan (Refer to the "Compensation Discussion and Analysis" section of this Proxy Statement), and 138,031 shares of common stock issuable upon exercise of options.

(7)
Includes 242,125 shares of common stock.

(8)
Ms. Arlander is employed by Moxie Capital, LLC.

(9)
Mr. Carpenter is employed by Irving Place Capital. His address is 277 Park Avenue, 39th Floor, New York, NY 10172.

(10)
Includes 39,353 shares of common stock.

(11)
John D. Howard is employed by Irving Place Capital. Mr. Howard, by virtue of his status as the sole member of JDH Management, LLC and Irving Place Capital may be deemed to share beneficial ownership of shares owned of record by Irving Place Capital and IPC/NYCG LLC. Mr. Howard and Irving Place Capital share investment and voting power with respect to shares owned by Irving Place Capital and IPC/NYCG LLC, but disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. IPC/NYCG LLC is an affiliate of, and is controlled by, Irving Place Capital. Irving Place Capital has the right to designate a majority of persons to the Company's board of directors pursuant to a stockholders agreement. IPC/NYCG LLC acquired its shares of common stock for resale in the original acquisition transaction with Limited Brands on November 27, 2002. The business address for Mr. Howard and each of the entities identified in this footnote is 277 Park Avenue, 39th Floor, New York, NY 10172.

(12)
Includes 7,000 shares of common stock, 3,500 shares of restricted stock and 10,000 shares of common stock issuable upon exercise of options.

(13)
Includes 3,500 shares of common stock, 3,500 shares of restricted stock and 10,000 shares of common stock issuable upon exercise of options.

(14)
Includes 3,333 shares of common stock issuable upon exercise of options.

(15)
Mr. Perkal is employed by Irving Place Capital. His address is 277 Park Avenue, 39th Floor, New York, NY 10172.

(16)
Includes 60,929 shares of common stock and 3,500 shares of restricted stock. Also includes 500 shares held in the Arthur Reiner Revocable Trust, 4,750 shares held in the Deborah Reiner 2003 Trust, and 4,750 shares held in the Melissa Greener 2003 Trust. Mr. Reiner disclaims beneficial ownership of the shares owned by the respective trusts, except to the extent of his pecuniary interest.

(17)
Includes 13,500 shares of common stock, 3,500 shares of restricted stock and 6,666 shares of common stock issuable upon exercise of options.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of the New York & Company outstanding common stock, to file with the SEC an initial report of ownership and report changes in ownership of common stock. Based on the Company's records and other information, the Company believes that during the fiscal year ended January 31, 2009 the Company's directors and executive officers met all applicable filing requirements.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The compensation committee has reviewed and discussed with management the disclosures contained in the "Compensation Discussion and Analysis" section of this Proxy Statement. Based upon this review and its discussions, the compensation committee has recommended to the Company's board of directors that the "Compensation Discussion and Analysis" section be included in the Company's 2009 Proxy Statement.

Arthur E. Reiner (Chairperson)
Bodil M. Arlander
Grace Nichols

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

        The executive compensation program of the Company has been designed to motivate, reward, attract, and retain the management deemed essential to the success of the Company. The program seeks to align executive compensation with Company objectives, business strategy, and financial performance. In applying these principles, the Company seeks to:

  •
  Reward executives for the enhancement of stockholder value;

  •
  Support an environment that rewards performance with respect to Company goals, as well as Company performance relative to industry competitors;

  •
  Integrate incentive compensation programs with the short and long-term strategic plans of the Company;

  •
  Attract and retain key executives critical to the long-term success of the Company; and

  •
  Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of stock.

Establishing Compensation

        The board of directors has delegated authority to its compensation committee (the "committee") with respect to the Company's overall compensation policy for senior management, including authority to establish the annual salary and incentive compensation targets, including cash bonuses and share-based awards, for the Chief Executive Officer and the Chief Financial Officer, and to approve the compensation structure for the other executive officers of the Company based upon their review of the Chief Executive Officer's recommendations.

        Twice each year, the Chief Executive Officer evaluates the performance of the other executive officers against their established goals and objectives. Annually, the Chief Executive Officer uses the results of these evaluations to determine the compensation package for the Executive Vice President of Human Resources to be recommended for approval by the committee and, in partnership with the

Executive Vice President of Human Resources, determines compensation packages for the other executive officers to be recommended for approval by the committee. The committee meets in executive session annually, typically in March, to evaluate the recommended compensation for the executive officers, and to establish their base salaries, cash incentive compensation, and share-based incentive compensation to be effective in the first fiscal quarter of the current year. The Chief Executive Officer and/or Executive Vice President of Human Resources may request a meeting with the committee at an interim date to review the compensation package of an executive officer in the event of unforeseen organizational or responsibility changes, including new hires, that occur during the year.

        In response to the current economic downturn, the Company has taken several measures to reduce expenses and conserve cash, among which was a freeze on annual base salaries of corporate employees. None of the executive officers received increases to their annual base salaries in connection with their performance reviews during the first quarter of fiscal year 2009.

        In determining compensation components and levels, including retirement benefits, the committee considers the scope of the executive's responsibility, the Company's overall performance, the executive's overall performance and future potential, the cash, equity and total compensation paid by competitors to employees in comparable positions, and the executive's past earnings and earning potential resulting from previously acquired common stock and share-based incentives.

Compensation Benchmarking and Consultants

        The committee believes that information regarding pay practices at other companies is useful in two respects. First, the committee recognizes that its compensation practices must be competitive in the marketplace in order to attract and retain executives. Second, this marketplace information, among the other aforementioned factors, is considered by the committee to assess the reasonableness of compensation.

        During fiscal year 2008, the committee engaged Watson Wyatt for consultation services related to its remuneration decisions. Watson Wyatt provided the Company with survey benchmarks and peer group benchmarks, where available, for annual cash compensation and share-based compensation paid to executive officers.

        The survey benchmarks were selected from the retail and general industry surveys listed below, based on the size of the company, executive positions and the scope and complexity of the jobs:

  •
  Mercer Retail Compensation and Benefits Survey

  •
  Mercer Executive Compensation Survey

  •
  Watson Wyatt Data Services Retail Compensation Survey

  •
  Watson Wyatt Data Services Top Management Compensation Survey

  •
  Hay Group Retail Survey

        The Company supplements the survey benchmarks, with peer group benchmarks, where available. The peer companies selected generally meet the following criteria: apparel retailers that compete for the Company's talent; have similarly located stores; are multi-state operations; and have the same or similar customer bases. The comparison may be updated to take into consideration changes in the competitive landscape and the businesses of the competitors. The current fashion retail comparables are:

• Aeropostale, Inc.	• The Dress Barn, Inc.
• American Eagle Outfitters, Inc.	• The Gymboree Corporation

• Ann Taylor Stores Corporation	• Guess?, Inc.
• The Cato Corporation	• J. Crew Group, Inc.
• Charlotte Russe Holding, Inc.	• Jos. A Bank Clothiers, Inc.
• Charming Shoppes, Inc.	• The Men's Wearhouse, Inc.
• Chico's FAS, Inc.	• Destination Maternity Corporation
• Christopher & Banks Corporation	• The Talbots, Inc.
• Coldwater Creek, Inc.	• Tween Brands, Inc.

        The Company uses this information and the information regarding compensation practices at other companies to assist in determining an overall compensation level, including mix of compensation types, that it deems competitive and appropriate. The Company generally targets cash compensation for executive officers, including base salary and cash incentive compensation, between the 50th and 75th percentiles of total cash compensation of their peers. The Company chose to target these percentiles based on a comparison of the size and performance of the Company to its peers, and to ensure the retention of key executives in the highly competitive retail market. These percentiles vary among executive officers and may fall outside of the targeted range depending on the factors discussed above regarding the determination of compensation components and compensation levels for executive officers.

Compensation Components

        The Company's executive officer compensation includes both short-term and long-term components. Short-term compensation consists of an executive officer's annual base salary and annual cash incentive compensation. Long-term compensation may include grants of stock options, restricted stock or other share-based incentives and cash incentive compensation established by the Company, as determined by the board of directors. The components of executive compensation are explained in more detail below:

        Annual Base Salary.    The committee periodically reviews the base salaries of its executive officers and approves adjustments, as appropriate, based on the factors discussed above. For the amount of base salary earned by each named executive officer during fiscal year 2008, refer to the Summary Compensation Table in this Proxy Statement.

        Incentive Compensation Plan.    The Company's incentive compensation plan provides its senior management with cash bonuses linked to the seasonal financial results of the business. Target spring, fall and full year bonus levels are established for each executive participating in the program (as a percentage of base salary) with a target bonus attained if the Company achieves the target operating income threshold approved by the committee. Target bonuses are allocated between spring, fall and full year bonus periods at 35%, 45% and 20%, respectively. The target bonuses are set based on each executive's scope of responsibility and impact on the performance of the Company. Each fiscal year the committee approves minimum, target and maximum operating income thresholds that provide executives with the incentive to drive increases in net sales and gross margin, to control expenses and increase stockholder value. If operating income falls below the minimum threshold, no incentive compensation is paid. If the operating income achieved is between the minimum threshold and the target, executives can earn between 20% and 100% of their target bonus. If the operating income achieved is between the target and the maximum threshold, executives can earn between 100% and 200% of their target bonus. In fiscal year 2008, the target bonus as a percent of base salary for Mr. Crystal, Mr. DeWolf, Ms. Goldmann, Mr. Ristau, Mr. Toal and Ms. Brooslin Viviano was 110%,

60%, 60%, 75%, 50% and 50%, respectively. For fiscal year 2008, the committee approved the following minimum, target and maximum operating income thresholds:

	Minimum	Target	Maximum
Spring 2008	$17,600,000	$31,500,000	$40,000,000
Fall 2008	$27,300,000	$43,100,000	$49,000,000
Fiscal Year 2008	$44,900,000	$74,600,000	$89,000,000

        Based upon the actual operating income levels achieved and the above operating income targets, the named executive officers earned 59.6% of their target bonuses for Spring 2008 and earned no bonuses for Fall 2008 and Full Year 2008. The bonuses paid to each of the named executive officers during fiscal year 2008 under the Company's incentive compensation plan are as follows:

	Spring 2008	Fall 2008	Fiscal Year 2008
Richard P. Crystal	$212,251	$—	$—
Sheamus G. Toal	$34,941	$—	$—
John E. DeWolf III	$50,064	$—	$—
Leslie Goldmann	$68,838	$—	$—
Sandra Brooslin Viviano	$34,941	$—	$—
Ronald W. Ristau	$93,870	$—	$—

        On November 19, 2008, the Company, its senior management, including its executive officers, and its board of directors agreed to modify the Spring 2009 bonus plan under the Company's incentive compensation plan, such that the target bonuses senior management can earn will be reduced by 50% and will not be paid with cash but rather will be paid with an award of restricted stock that vests if the Company achieves the applicable operating income targets for Spring 2009 that were approved by the committee. The number of restricted shares awarded to each executive is equal to 50% of their respective target bonuses for Spring 2009, based on the Company's closing stock price listed on the NYSE on November 19, 2008. The percentage of restricted shares that could potentially vest for each executive ranges from 0% to 100% of the shares awarded, depending upon the operating income achieved, as described above, for Spring 2009. Any amount earned above the target bonus will be paid in cash. The Company believes these changes align the interests of senior management and the Company's stockholders.

        Share-based Payment Awards.    The New York & Company, Inc. Amended and Restated 2002 Stock Option Plan (the "2002 Plan") was approved by the Company's board of directors and stockholders in 2002 and amended in 2004. The 2002 Plan provides for the grant of either incentive stock options or non-qualified stock options.

        The New York & Company, Inc. 2006 Long-Term Incentive Plan (the "2006 Plan") was approved by the Company's board of directors and stockholders on May 3, 2006 and June 21, 2006, respectively. Upon stockholder approval of the 2006 Plan, the 2002 Plan ceased to be available for the grant of new incentive awards, other than awards granted wholly from shares returned to the 2002 Plan by forfeiture or expiration after May 5, 2006; all other new incentive awards are to be granted under the 2006 Plan. The 2006 Plan provides for the grant of incentive or non-qualified stock options, stock appreciation rights, restricted stock, deferred stock and performance awards to eligible participants.

        The principal purpose of both the 2002 Plan and the 2006 Plan (together, referred to herein as the "Plans") is to promote the long-term growth and profitability of the Company and its subsidiaries by (a) providing executive officers, as well as other key employees, non-employee directors of the Company, and consultants to the Company with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (b) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Certain awards under both Plans may be conditioned on the Company achieving certain performance goals that are based on one or more performance measures including, among others: revenue growth, earnings per share, EBITDA, net income, return on equity, return on invested capital and return on net assets. The committee will determine the conditions at the time of the grant.

        Under most circumstances other than a change in control, (see the "Potential Payments Upon Termination or Change in Control" section of this Proxy Statement) if an executive officer ceases to be employed by the Company, unvested share-based awards are forfeited and vested stock options may be required to be exercised.

        In connection with their fiscal year 2007 annual performance reviews, the Company issued stock options to Mr. Crystal, Mr. DeWolf, Ms. Goldmann, Mr. Ristau, Mr. Toal, and Ms. Brooslin Viviano with an exercise price equal to the Company's closing stock price listed on the NYSE on the date of grant (See Grants of Plan-Based Awards in Fiscal Year 2008 table). The grant date for all share-based awards the Company issues is a date on or after the date the committee approves the terms of the award and, in the case of a new hire, on or after the new hire start date. All stock options granted to executive officers in fiscal year 2008 are subject to a four year service-based vesting schedule.

        In conjunction with the amendment of Mr. Crystal's employment agreement on January 28, 2009, Mr. Crystal was granted a performance unit award under the 2006 Plan, which is subject to a performance vesting requirement and continued employment with the Company through February 11, 2011. For a further description of the terms of the award see "Employment Agreements-Termination, Change in Control and Non-Compete/Non-Solicitation Arrangements" below.

        Other Cash Incentive Compensation.    From time to time, the Chief Executive Officer, in partnership with the Executive Vice President of Human Resources, may propose to the compensation committee cash incentive compensation for an executive officer, which may be subject to time and/or performance requirements, for among other reasons, to recruit, retain, reward or provide additional performance incentives to executives. During fiscal year 2008, Mr. Crystal and Ms. Goldmann were awarded bonuses that will be paid in the future, subject to the executive's continued employment with the Company. For a further description of the terms of these bonuses see "Employment Agreements-Termination, Change in Control and Non-Compete/Non-Solicitation Arrangements" below.

        All Other Compensation.    Each executive officer is eligible to participate in the Company's benefit plans, such as medical, dental, disability, group life and business travel life insurance. Executive officers participate in the benefit plans on the same basis as most other Company associates, but also receive enhanced disability and life insurance and reimbursement of up to $10,000 per year for medical expenses not covered by the Company's benefit plan that most other Company associates receive.

        The Company contributes to a defined contribution savings and retirement plan (the "SARP") qualifying under section 401(k) of the Internal Revenue Code. Participation in the SARP is available to all non-union, and certain union, affiliated associates who have completed 1,000 or more hours of service with the Company during certain twelve-month periods and have attained the age of 21. Prior to January 1, 2008, participants could contribute an aggregate of up to 15% of their pay to the SARP, subject to Internal Revenue Service ("IRS") limits. Beginning in 2008, participants may contribute up to 100% of their pay to the SARP, subject to IRS limits. The Company matches 100% of the employee's contribution up to a maximum of 4% of the employee's eligible pay. The Company match is immediately vested. In addition, the Company makes a discretionary retirement contribution ranging from 3% to 8% of each participant's eligible base salary depending on length of service. For retirement contributions made prior to January 1, 2007, the Company's retirement contribution vests 20% per year, beginning in the third year of service. As a result of the adoption of new pension plan legislation in 2006, beginning in 2007, the vesting period for new contributions made by the Company begins in the second year of service.

        Mr. Crystal receives reimbursement from the Company for up to $20,000 per year for life insurance premiums plus a gross-up amount for the related income taxes.

        Mr. Crystal, along with other executives, routinely visits stores and potential new store locations. As such, the Company purchased time-shares in two aircraft to facilitate this work-related travel. The committee has approved an aircraft leasing agreement between Mr. Crystal and the Company, whereby Mr. Crystal can use the aircraft for up to a total of 20 hours of personal flying time in a given year. Under this leasing agreement, Mr. Crystal reimburses the Company for his personal use of an aircraft at a price equal to two times the cost of fuel plus certain incidental costs. The aircraft leasing agreement is in accordance with all applicable Federal Aviation Regulations. In addition, the committee has approved Mr. Crystal's personal use of an automobile driver who is employed by the Company.

Allocation of Compensation Components

        There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the committee reviews information provided by its compensation consultants, and other sources, to determine the appropriate level and mix of incentive compensation. Income from such incentive compensation is realized as a result of the performance of the Company or the individual, depending on the type of award, compared to established goals.

Employment Agreements-Termination, Change in Control and Non-Compete/Non-Solicitation Arrangements

        On August 25, 2004, the Company entered into an amended and restated employment agreement with Mr. Crystal (the "Employment Agreement"), certain provisions of which became effective upon the consummation of the Company's initial public offering. Under the terms of the agreement, as amended, the base salary of Mr. Crystal will be subject to annual review and may be increased by the committee for any period, based on Mr. Crystal's and the Company's performance, among other pertinent factors. Mr. Crystal is currently entitled to an annual base salary of $925,000 per year. Mr. Crystal is also entitled to participate in the Company's employee benefit plans, equity incentive compensation plans and cash incentive compensation plan, which provides for performance-based bonuses (currently 110% of base salary).

        On January 28, 2009, Mr. Crystal's Employment Agreement was further amended. The amendment extends the term of his Employment Agreement to February 11, 2011, and, among other matters, provides that Mr. Crystal's base salary remains unchanged and that he is no longer entitled to severance payments of approximately $3,900,000 if the Company does not renew his Employment Agreement at the end of its term, and in exchange therefore, Mr. Crystal receives a signing bonus of $2,000,000, to be paid in four semi-annual installments of $444,444.42 each, on June 1, 2009, December 1, 2009, June 1, 2010 and December 1, 2010, and a final payment of $222,222.32 on February 11, 2011 (each a "Payment Date"). Each payment is contingent upon Mr. Crystal's continued employment with the Company through such Payment Date. Finally, the amendment adds and amends certain provisions of the Employment Agreement in order to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        In conjunction with the amendment of Mr. Crystal's Employment Agreement, Mr. Crystal was granted a performance unit award under the 2006 Plan. This award is subject to a performance vesting requirement and Mr. Crystal's continued employment with the Company through February 11, 2011. In order to meet the performance vesting requirement, the average closing stock price of the Company's common stock for the 30 trading days prior to February 11, 2011 (the "Average Closing Stock Price") shall be equal to or greater than $11.00 per share. If the performance units become vested on

February 11, 2011, Mr. Crystal will receive the number of shares of common stock equal to (i) $3,000,000 divided by the Average Closing Stock Price if such Average Closing Stock Price is equal or greater to $11.00 per share but less than $20.00 per share or (ii) $5,000,000 divided by the Average Closing Stock Price if the Average Closing Stock Price is greater or equal to $20.00 per share. If Mr. Crystal's employment is terminated by the Company within six months prior to February 11, 2011 for any reason other than for Cause, as defined in the Employment Agreement, the performance unit award will vest as if he was still employed at February 11, 2011, and the performance conditions are otherwise satisfied.

        Mr. Crystal is entitled to receive termination payments and other benefits from the Company following termination of his employment by the Company without cause, if he resigns with good reason, if within 24-months of a change in control he is terminated without cause or he resigns with good reason, or if employment is terminated by reason of disability or death. In accordance with Mr. Crystal's stock option agreements, in the event that the Company consummates a transaction whereby a third party (a) acquires outstanding common stock of the Company possessing the voting power to elect a majority of the members to the Company's board of directors or (b) acquires assets constituting all or substantially all of the assets of the Company, regardless of whether or not Mr. Crystal is terminated, his unvested stock options will immediately vest. If necessary to prevent Mr. Crystal from being subject to tax under Section 409A of the Internal Revenue Code, any payments made under his Employment Agreement will not be paid until six months after employment termination. The termination-related terms; "cause," "good reason," "change in control," and "disability;" and the associated termination payments referred to above are discussed further in the "Potential Payments Upon Termination or Change in Control" section of this Proxy Statement. Mr. Crystal's Employment Agreement also restricts his business activities that compete with the Company's business for two years from the date of termination and the solicitation of its employees for three years from the date of termination.

        The Company believes the January 28, 2009 amendment to Mr. Crystal's Employment Agreement and the performance unit award granted to him provides retentive value and aligns Mr. Crystal's goals with the interests of the Company's stockholders.

        The Company has entered into letter agreements of employment with Mr. DeWolf, Ms. Goldmann, Mr. Toal, and Ms. Brooslin Viviano. Under the terms of these agreements, which have been amended from time to time, Mr. DeWolf, Ms. Goldmann, Mr. Toal, and Ms. Brooslin Viviano are currently entitled to annual base salaries of $400,000, $550,000, $375,000 and $335,000, respectively, which the committee, at any time, may increase or decrease based on the executive's and the Company's performance, among other pertinent factors. Mr. DeWolf, Ms. Goldmann, Mr. Toal, and Ms. Brooslin Viviano are also entitled to participate in the Company's employee benefit plans, equity incentive compensation plans and cash incentive compensation plan, which provides for performance-based bonuses (currently 60%, 60%, 50% and 50% of base salary, respectively). Mr. Toal's current base salary reflects an increase from $335,000 in connection with his promotion to Chief Financial Officer in October 2008.

        In connection with organizational changes that occurred early in fiscal year 2008 and an enhanced retention effort by the Company, the Company agreed to pay Ms. Goldmann a $500,000 bonus on April 1, 2010, subject to her continued employment with the Company through April 1, 2010. If Ms. Goldmann chooses to terminate her employment with the Company within one year after April 1, 2010, Ms. Goldmann will be obligated to repay the $500,000 bonus to the Company.

        Each of Mr. DeWolf, Ms. Goldmann, Mr. Toal, and Ms. Brooslin Viviano is entitled to receive termination payments and other benefits from the Company following termination of his or her employment by the Company without cause or by reason of disability or death. In addition, Ms. Brooslin Viviano is entitled to termination payments if she resigns in the following situations:

(i) within 12 months following a change in her reporting relationship so that she no longer reports to the Company's Chief Executive Officer or Chairman of the board or (ii) following a change in the Company's Chief Executive Officer from Mr. Crystal to any other person if she stays in her position performing her current duties for six months following such change in Chief Executive Officer but she resigns within six months thereafter. In accordance with the executives' stock option agreements, in the event that the Company consummates a transaction whereby a third party (a) acquires outstanding common stock of the Company possessing the voting power to elect a majority of the members to the Company's board of directors or (b) acquires assets constituting all or substantially all of the assets of the Company, regardless of whether or not the executive is terminated, the executive's unvested stock options will immediately vest. If necessary to prevent such executive officers from being subject to tax under Section 409A of the Internal Revenue Code, any payments made under their letter agreements of employment will not be paid until six months after employment termination. Refer to the "Potential Payments Upon Termination or Change in Control" section of this Proxy Statement for a further discussion of the termination payments. Mr. DeWolf has agreed to be bound by an 18 month non-compete provision upon voluntary resignation or termination for cause, and an 18 month non-solicitation provision. Ms. Goldmann and Mr. Toal have agreed to be bound by a 12 month non-compete provision upon voluntary resignation or termination for cause, and a 12 month non-solicitation provision. Ms. Brooslin Viviano has agreed to be bound by a six month non-compete provision upon voluntary resignation or termination for cause, and a 24 month non-solicitation provision.

        In connection with Mr. Ristau's resignation from the Company on October 24, 2008 (the "separation date"), the Company and Mr. Ristau entered into a separation agreement that entitles Mr. Ristau to the following: (i) payment of accrued compensation through the separation date, (ii) payment of base salary and target bonuses for two years after the separation date, and (iii) for the period Mr. Ristau is receiving salary continuation, coverage of medical and dental benefits substantially similar to those benefits provided to Mr. Ristau as an employee of the Company, to the extent he is not covered by a subsequent employer's benefit plan. In order to prevent Mr. Ristau from being subject to tax under Section 409A of the Internal Revenue Code, no payments were made under his separation agreement for the first six months after the separation date. The payments to Mr. Ristau referred to above are discussed further in the "Potential Payments Upon Termination or Change in Control" section of this Proxy Statement. The separation agreement also restricts Mr. Ristau's business activities that compete with the Company's business for two years from the separation date and the solicitation of its employees for three years from the separation date.

Accounting and Tax Treatment

  Accounting Treatment

        The Company accounts for share-based payment awards in accordance with SFAS No. 123-R, which requires that all forms of share-based payments be treated as compensation expense and recognized in the Company's consolidated statement of operations over the vesting period.

        Cash compensation or non-equity compensation, including base salary and incentive compensation, is recorded as an expense with an offsetting liability in the Company's consolidated financial statements as it is earned.

        The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," as interpreted by FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes."

  Tax Treatment

        As part of its role, the committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals, not including qualifying incentive-based compensation. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

        The following is a general description of the federal income tax consequences to the participant and the Company with regard to the types of share-based payment awards ordinarily granted to the named executive officers:

        Incentive Stock Options.    In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and the Company will not realize an income tax deduction at either of such times. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of common stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed from the date of grant until the date three months prior to the date of exercise and such recipient does not sell the shares of common stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option, or (ii) one year after the date of exercise, a subsequent sale of such shares of common stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.

        If the recipient is not continuously employed from the date of grant until the date three months prior to the date of exercise or such recipient disposes of the shares of common stock acquired upon exercise of the incentive stock option within either of the time periods described in the immediately preceding paragraph, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of such shares of common stock on the date of exercise over the exercise price, and (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Internal Revenue Code (as described below), the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

        Nonqualified Stock Options.    There typically will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonqualified stock option. When the optionee exercises a nonqualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction, subject to any applicable limitations under the Internal Revenue Code Sections 162(m) and 280G (as described below). Any gain that the optionee recognizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

        Restricted Stock.    Unless a participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under

Sections 162(m) and 280G of the Internal Revenue Code (as described below). If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Sections 162(m) and 280G (as described below). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

        Performance Awards.    A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance awards are granted, so long as the awards are subject to a substantial risk of forfeiture. When the participant receives, or has the right to receive, payment of cash or shares under the performance award, the cash amount or the fair market value of the shares of stock will be ordinary income to the participant, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Sections 162(m) and 280G (as described below).

        Certain Other Tax Issues.    In addition to the matters described above, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules (including, without limitation, Section 162(m) of the Internal Revenue Code regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income, (iii) certain awards under the Company's equity compensation plans may be subject to the requirements of Section 409A of the Internal Revenue Code (regarding nonqualified deferred compensation), and (iv) if the exercisability or vesting of any option or certain other awards is accelerated because of a change in control, such option or award (or a portion thereof), either alone or together with certain other payments, may constitute non-deductible excess parachute payments under Section 280G of the Internal Revenue Code, which may be subject to a 20% excise tax on participants. Officers and directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, may be subject to special tax rules regarding the income tax consequences concerning their options.

 Summary Compensation Table

        The following table summarizes, for the fiscal years indicated, the principal components of compensation for the Company's named executive officers. The compensation set forth below fully reflects compensation for work performed on the Company's behalf.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Richard P. Crystal	2008	925,000	—	46,613	126,913	212,251	—	89,810	1,400,587
Chairman and Chief	2007	921,154	—	46,613	60,261	—	—	99,419	1,127,447
Executive Officer	2006	917,308	—	23,306	71,498	738,936	—	106,039	1,857,087
Sheamus G. Toal	2008	339,712	—	—	212,429	34,941	—	30,676	617,758
EVP, Chief Financial Officer	2007	293,538	—	—	154,598	—	—	25,463	473,599
John E. DeWolf III	2008	400,000	—	—	105,285	50,064	—	29,341	584,690
EVP, Real Estate and	2007	400,000	—	—	402,528	—	—	27,736	830,264
Strategic Initiatives	2006	375,000	—	—	537,587	167,940	—	21,933	1,102,460
Leslie Goldmann	2008	538,462	—	—	108,602	68,838	—	30,261	746,163
EVP, Merchandising
Sandra Brooslin Viviano	2008	335,000	—	—	33,210	34,941	—	28,777	431,928
EVP, Human Resources	2007	331,154	—	—	20,072	—	—	34,643	385,869
	2006	312,115	—	—	10,321	115,692	—	32,703	470,831
Ronald W. Ristau	2008	445,385	—	(34,959)	3,843	93,870	—	2,198,664	2,706,803
Former President and	2007	593,750	—	23,306	33,488	—	—	37,704	688,248
Chief Financial Officer	2006	586,058	—	11,653	41,393	300,426	—	45,302	984,832

(1)
The amounts in these columns reflect the dollar amount of the value of awards pursuant to the Company's equity incentive plans recognized as compensation expense for financial statement reporting purposes for the fiscal years presented in accordance with SFAS No. 123-R, excluding any estimate for forfeitures, and thus may include amounts related to awards granted in and prior to fiscal year 2008. For the relevant assumptions used to determine the valuation of stock option and restricted stock awards for fiscal year 2008, fiscal year 2007, and fiscal year 2006, refer to footnote 11, "Share-Based Compensation," in the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2008, as filed with the SEC on April 7, 2009. For the relevant assumptions used to determine the valuation of stock option awards for fiscal year 2005, fiscal year 2004, and fiscal year 2003, refer to footnote 10, "Share-Based Compensation," in the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2005, as filed with the SEC on April 7, 2006.

(2)
Represents amounts earned under the Company's incentive compensation plan. Refer to the "Compensation Discussion and Analysis" section in this Proxy Statement for further information about the Company's incentive compensation plan.

(3)
Mr. Crystal:
2008: Consists of $8,873 for employer match to the 401(k) plan under the Company's SARP, $14,320 for employer contribution to the SARP, $19,575 for reimbursement of insurance premiums and $17,925 for the related tax gross-up, $10,967 for the reimbursement of medical expenses, $1,931 for personal use of the Company aircraft, and $16,219 for personal use of an automobile driver employed by the Company.

2007: Consists of $6,296 for employer match to the 401(k) plan under the Company's SARP, $14,100 for employer contribution to the SARP, $19,575 for reimbursement of insurance premiums and $17,925 for the related tax gross-up, $7,116 for the reimbursement of medical expenses, $17,353 for personal use of the Company aircraft, and $17,054 for personal use of an automobile driver employed by the Company.

2006: Consists of $6,692 for employer match to the 401(k) plan under the Company's SARP, $13,832 for employer contribution to the SARP, $19,575 for reimbursement of insurance premiums and $17,925 for the related tax gross-up, $9,869 for the reimbursement of medical expenses, $23,201 for personal use of the Company aircraft, and $14,945 for personal use of an automobile driver employed by the Company.

  Mr. Toal:
  2008: Consists of $9,615 for employer match to the 401(k) plan under the SARP, $10,740 for employer contribution to the SARP, and $10,321 for the reimbursement of medical expenses.

  2007: Consists of $9,019 for employer match to the 401(k) plan under the SARP, $10,575 for employer contribution to the SARP, and $5,869 for the reimbursement of medical expenses.

  2006: Mr. Toal's compensation for fiscal year 2006 is not included because he was not a named executive officer in fiscal year 2006.

  Mr. DeWolf:
  2008: Consists of $7,693 for employer match to the 401(k) plan under the SARP, $14,320 for employer contribution to the SARP, and $7,328 for the reimbursement of medical expenses.

  2007: Consists of $9,023 for employer match to the 401(k) plan under the SARP, $14,100 for employer contribution to the SARP, and $4,613 for the reimbursement of medical expenses.

  2006: Consists of $9,215 for employer match to the 401(k) plan under the SARP, $10,374 for employer contribution to the SARP, and $2,344 for the reimbursement of medical expenses.

  Ms. Goldmann:
  2008: Consists of $9,145 for employer match to the 401(k) plan under the SARP, $14,320 for employer contribution to the SARP, and $6,796 for the reimbursement of medical expenses.

  2007 & 2006: Ms. Goldmann's compensation for fiscal years 2007 and 2006 are not included because she was not a named executive officer during those periods.

  Ms. Brooslin Viviano:
  2008: Consists of $9,110 for employer match to the 401(k) plan under the SARP, $14,320 for employer contribution to the SARP, and $5,347 for the reimbursement of medical expenses.

  2007: Consists of $8,953 for employer match to the 401(k) plan under the SARP, $14,100 for employer contribution to the SARP, and $11,590 for the reimbursement of medical expenses.

  2006: Consists of $8,871 for employer match to the 401(k) plan under the SARP, $13,832 for employer contribution to the SARP, and $10,000 for the reimbursement of medical expenses.

  Mr. Ristau:
  2008: Consists of $7,213 for employer match to the 401(k) plan under the SARP, $4,800 for reimbursement of insurance premiums and $3,741 for the related tax gross-up, and $12,742 for the reimbursement of medical expenses. Also, in connection with Mr. Ristau's resignation from the Company on October 24, 2008, the Company and Mr. Ristau entered into a separation agreement that entitles Mr. Ristau to the following: (i) payment of base salary and target bonuses for two years after the separation date totaling $2,100,000, (ii) for the period Mr. Ristau is receiving salary continuation, coverage of medical and dental benefits totaling approximately $60,168, and (iii) reimbursement of certain other expenses totaling $10,000. In order to prevent Mr. Ristau from being subject to tax under Section 409A of the Internal Revenue Code, no payments will be made under his separation agreement for the first six months after the separation date.

  2007: Consists of $8,953 for employer match to the 401(k) plan under the SARP, $14,100 for employer contribution to the SARP, $3,744 for reimbursement of insurance premiums and $2,918 for the related tax gross-up, and $7,989 for the reimbursement of medical expenses.

  2006: Consists of $9,014 for employer match to the 401(k) plan under the SARP, $13,832 for employer contribution to the SARP, $7,488 for reimbursement of insurance premiums and $5,836 for the related tax gross-up, and $9,132 for the reimbursement of medical expenses.

 Grants of Plan-Based Awards in Fiscal Year 2008

        The following table provides information relating to all plan-based awards granted to the named executive officers during fiscal year 2008.

											Grant Date Fair Value of Stock and Option Awards ($)(4)
								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)
Name and Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard P. Crystal	3/19/2008	—	—	—	—	—	—	—	115,000	4.74	225,400
Chairman and	11/19/2008	—	—	—	—	121,961	121,961	—	—	—	178,063
Chief Executive Officer	1/28/2009	—	—	—	—	272,727	250,000	—	—	—	109,216
	—	—	661,375	1,678,875	—	—	—	—	—	—	—
Sheamus G. Toal	3/19/2008	—	—	—	—	—	—	—	50,000	4.74	98,000
EVP, Chief Financial	11/19/2008	—	—	—	—	—	—	—	25,000	1.46	15,000
Officer	11/19/2008	—	—	—	—	22,474	22,474	—	—	—	32,812
	—	—	121,875	309,375	—	—	—	—	—	—	—
John E. DeWolf III	3/19/2008	—	—	—	—	—	—	—	75,000	4.74	147,000
EVP, Real Estate and	11/19/2008	—	—	—	—	28,767	28,767	—	—	—	42,000
Strategic Initiatives	—	—	156,000	396,000	—	—	—	—	—	—	—
Leslie Goldmann	3/19/2008	—	—	—	—	—	—	—	70,000	4.74	137,200
EVP, Merchandising	5/21/2008	—	—	—	—	—	—	—	30,000	7.18	91,800
	11/19/2008	—	—	—	—	39,555	39,555	—	—	—	57,750
	—	—	214,500	544,500	—	—	—	—	—	—	—
Sandra Brooslin Viviano	3/19/2008	—	—	—	—	—	—	—	20,000	4.74	39,200
EVP, Human Resources	11/19/2008	—	—	—	—	20,077	20,077	—	—	—	29,312
	—	—	108,875	276,375	—	—	—	—	—	—	—
Ronald W. Ristau	3/19/2008	—	—	—	—	—	—	—	70,000	4.74	137,200
Former President and Chief Financial Officer

(1)
At January 31, 2009, the last day of fiscal year 2008, these amounts represent the estimated range of cash bonuses that the executive can earn for fiscal year 2009 performance under the Company's non-equity incentive compensation plan as described in the "Compensation Discussion and Analysis" section of this Proxy Statement.

(2)
On November 19, 2008, the Company, its senior management and its board of directors agreed to modify the Spring 2009 bonus plan under the Company's incentive compensation plan, such that the target bonuses senior management can earn will be reduced by 50% and will not be paid with cash but rather will be paid with an award of restricted stock that vests if the Company achieves the applicable operating income targets for Spring 2009 that were approved by the committee. The amounts represent the estimated range of the number of shares of restricted stock that the executive can earn for Spring 2009 performance under the modified Spring 2009 bonus plan as described in the "Compensation Discussion and Analysis" section of this Proxy Statement.

  On January 28, 2009, Mr. Crystal's Employment Agreement was further amended. In conjunction with the amendment of Mr. Crystal's Employment Agreement, Mr. Crystal was granted a performance unit award under the 2006 Plan. This award is subject to a performance vesting requirement and Mr. Crystal's continued employment with the Company through February 11, 2011. In order to meet the performance vesting requirement, the average closing stock price of the Company's common stock for the 30 trading days prior to February 11, 2011 (the "Average Closing Stock Price") shall be equal to or greater than $11.00 per share. If the performance units become vested on February 11, 2011, Mr. Crystal will receive the number of shares of common stock equal to (i) $3,000,000 divided by the Average Closing Stock Price if such Average Closing Stock Price is equal or greater to $11.00 per share but less than $20.00 per share or (ii) $5,000,000 divided by the Average Closing Stock Price if the Average Closing Stock Price is greater or equal to $20.00 per share. If Mr. Crystal's employment is terminated by the Company within six months prior to February 11, 2011 for any reason other than for Cause, as defined in the Employment Agreement, the performance unit award will vest as if he was still employed at February 11, 2011, and the performance conditions are otherwise satisfied.

(3)
On March 19, 2008, Mr. Crystal, Mr. Toal, Mr. DeWolf, Ms. Goldmann, Ms. Brooslin Viviano and Mr. Ristau were awarded options to purchase 115,000, 50,000, 75,000, 70,000, 20,000 and 70,000 shares of the Company's common stock, respectively, at an exercise price of $4.74 per share, which was the closing stock price of the Company on the grant date. The options become exercisable in four equal annual installments on the following dates: March 19, 2009; March 19, 2010; March 19, 2011; and March 19, 2012. The 70,000 options granted to Mr. Ristau were unvested at the date of his resignation and were forfeited.

  On May 21, 2008, Ms. Goldmann was awarded options to purchase 30,000 shares of the Company's common stock at an exercise price of $7.18 per share, which was the closing stock price of the Company on the grant date. The options become exercisable in four equal annual installments on the following dates: May 21, 2009; May 21, 2010; May 21, 2011; and May 21, 2012.

  On November 19, 2008, Mr. Toal was awarded options to purchase 25,000 shares of the Company's common stock at an exercise price of $1.46 per share, which was the closing stock price of the Company on the grant date. The options become exercisable in four equal annual installments on the following dates: November 19, 2009; November 19, 2010; November 19, 2011; and November 19, 2012.

  The options awarded to Mr. Toal and Ms. Goldmann on November 19, 2008 and May 21, 2008, respectively, were awarded under the 2002 Plan. All other options awarded to the named executive officers during fiscal year 2008 were awarded under the 2006 Plan.

(4)
Represents the aggregate grant date fair value of share-based awards calculated in accordance with SFAS No. 123-R, excluding any estimate for forfeitures. For the relevant assumptions used to determine the valuation of share-based awards during fiscal year 2008, refer to footnote 11, "Share-Based Compensation," in the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2008, as filed with the SEC on April 7, 2009.

 Outstanding Equity Awards at 2008 Fiscal Year-End

        The following table provides information relating to outstanding equity awards held by the named executive officers at fiscal year end, January 31, 2009.

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard P. Crystal	771,013	—	—	0.11	11/27/12	—		—		—		—
Chairman and	486,452	—	—	3.23	05/14/14	—		—		—		—
Chief Executive Officer	13,500	31,500	—	15.76	03/15/16	—		—		—		—
	—	115,000	—	4.74	03/19/18	—		—		—		—
	—	—	—	—	—	1,875	(2)	3,713	(2)	13,125	(2)	25,988	(2)
	—	—	—	—	—	—		—		121,961	(3)	241,483	(3)
	—	—	—	—	—	—		—		272,727	(4)	3,000,000	(4)
Sheamus G. Toal	11,250	3,750	—	17.00	10/06/14	—		—		—		—
EVP, Chief Financial	15,000	15,000	—	19.34	04/04/15	—		—		—		—
Officer	6,000	14,000	—	15.76	03/15/16	—		—		—		—
	3,000	17,000	—	16.00	03/21/17	—		—		—		—
	—	50,000	—	4.74	03/19/18	—		—		—		—
	—	25,000	—	1.46	11/19/18	—		—		—		—
	—	—	—	—	—	—		—		22,474	(3)	44,499	(3)
John E. DeWolf III	50,233	—	—	0.11	04/02/13	—		—		—		—
EVP, Real Estate and	174,968	—	—	17.00	10/06/14	—		—		—		—
Strategic Initiatives	16,666	8,334	—	15.76	03/15/16	—		—		—		—
	1,500	8,500	—	16.00	03/21/17	—		—		—		—
	—	75,000	—	4.74	03/19/18	—		—		—		—
	—	—	—	—	—	—		—		28,767	(3)	56,959	(3)
Leslie Goldmann	20,786	—	—	0.11	04/02/13	—		—		—		—
EVP, Merchandising	1,500	3,500	—	15.76	03/15/16	—		—		—		—
	7,500	17,500	—	15.35	05/17/16	—		—		—		—
	1,725	9,775	—	16.00	03/21/17	—		—		—		—
	—	70,000	—	4.74	03/19/18	—		—		—		—
	—	30,000	—	7.18	05/21/18	—		—		—		—
	—	—	—	—	—	—		—		39,555	(3)	78,319	(3)
Sandra Brooslin Viviano	105,233	—	—	0.11	11/27/12	—		—		—		—
EVP, Human Resources	21,048	—	—	0.11	04/02/13	—		—		—		—
	2,250	5,250	—	15.76	03/15/16	—		—		—		—
	1,500	8,500	—	16.00	03/21/17	—		—		—		—
	—	20,000	—	4.74	03/19/18	—		—		—		—
	—	—	—	—	—	—		—		20,077	(3)	39,752	(3)
Ronald W. Ristau	—	—	—	—	—	—		—		—		—
Former President and Chief Financial Officer

(1)
Mr. Crystal's options to purchase 31,500 shares of the Company's common stock at an exercise price of $15.76 per share become exercisable as follows: 9,000 shares on March 15, 2009, 11,250 shares on March 15, 2010 and 11,250 shares on March 15, 2011. Mr. Crystal's options to purchase 115,000 shares of the Company's common stock at an exercise price of $4.74 per share become exercisable in four equal annual installments of 28,750 shares on March 19, 2009, March 19, 2010, March 19, 2011, and March 19, 2012.

  Mr. Toal's options to purchase 3,750 shares of the Company's common stock at an exercise price of $17.00 per share become exercisable on October 6, 2009. Mr. Toal's options to purchase 15,000 shares of the Company's common stock at an exercise price of $19.34 per share become exercisable as follows: 7,500 shares on April 4, 2009 and 7,500 shares on April 4, 2010. Mr. Toal's options to purchase 14,000 shares of the Company's common stock at an exercise price of $15.76 per share become exercisable as follows: 4,000 shares on March 15, 2009, 5,000 shares on March 15, 2010 and 5,000 shares on March 15, 2011. Mr. Toal's options to purchase 17,000 shares of the Company's common stock at an exercise price of $16.00 per share become exercisable as follows: 3,000 shares on March 21, 2009, 4,000 shares on March 21, 2010, 5,000 shares on March 21, 2011, and 5,000 shares on March 21, 2012. Mr. Toal's options to purchase 50,000 shares of the Company's common stock at an exercise price of $4.74 per share become exercisable in four equal annual installments of 12,500 shares on March 19, 2009, March 19, 2010, March 19, 2011, and March 19, 2012. Mr. Toal's options to purchase 25,000 shares of the Company's common stock at an exercise price of $1.46 per share become exercisable in four equal annual installments of 6,250 shares on November 19, 2009, November 19, 2010, November 19, 2011, and November 19, 2012.

  Mr. DeWolf's options to purchase 8,334 shares of the Company's common stock at an exercise price of $15.76 per share become exercisable on March 15, 2009. Mr. DeWolf's options to purchase 8,500 shares of the Company's common stock at an exercise price of $16.00 per share become exercisable as follows: 1,500 shares on March 21, 2009, 2,000 shares on March 21, 2010, 2,500 shares on March 21, 2011, and 2,500 shares on March 21, 2012. Mr. DeWolf's options to purchase 75,000 shares of the Company's common stock at an exercise price of $4.74 per share become exercisable in four equal annual installments of 18,750 shares on March 19, 2009, March 19, 2010, March 19, 2011, and March 19, 2012.

  Ms. Goldmann's options to purchase 3,500 shares of the Company's common stock at an exercise price of $15.76 per share become exercisable as follows: 1,000 shares on March 15, 2009, 1,250 shares on March 15, 2010, and 1,250 shares on March 15, 2011. Ms. Goldmann's options to purchase 17,500 shares of the Company's common stock at an exercise price of $15.35 per share become exercisable as follows: 5,000 shares on May 17, 2009, 6,250 shares on May 17, 2010 and 6,250 shares on May 17, 2011. Ms. Goldmann's options to purchase 9,775 shares of the Company's common stock at an exercise price of $16.00 per share become exercisable as follows: 1,725 shares on March 21, 2009, 2,300 shares on March 21, 2010, 2,875 shares on March 21, 2011, and 2,875 shares on March 21, 2012. Ms. Goldmann's options to purchase 70,000 shares of the Company's common stock at an exercise price of $4.74 per share become exercisable in four equal annual installments of 17,500 shares on March 19, 2009, March 19, 2010, March 19, 2011, and March 19, 2012. Ms. Goldmann's options to purchase 30,000 shares of the Company's common stock at an exercise price of $7.18 per share become exercisable in four equal annual installments of 7,500 shares on May 21, 2009, May 21, 2010, May 21, 2011, and May 21, 2012.

  Ms. Brooslin Viviano's options to purchase 5,250 shares of the Company's common stock at an exercise price of $15.76 per share become exercisable as follows: 1,500 shares on March 15, 2009, 1,875 shares on March 15, 2010 and 1,875 shares on March 15, 2011. Ms. Brooslin Viviano's options to purchase 8,500 shares of the Company's common stock at an exercise price of $16.00 per share become exercisable as follows: 1,500 shares on March 21, 2009, 2,000 shares on March 21, 2010, 2,500 shares on March 21, 2011, and 2,500 shares on March 21, 2012. Ms. Brooslin Viviano's options to purchase 20,000 shares of the Company's common stock at an exercise price of $4.74 per share become exercisable in four equal annual installments of 5,000 shares on March 19, 2009, March 19, 2010, March 19, 2011, and March 19, 2012.

  As of January 31, 2009, Mr. Ristau had no outstanding equity awards.

(2)
Represents an award of restricted stock to Mr. Crystal, all of which may cliff vest on August 16, 2010 subject to the performance of the Company's diluted earnings per share ("EPS") growth in relation to a peer group and continuous employment from the grant date through August 16, 2010. If the Company's EPS growth rate meets or exceeds the median EPS growth rate of the peer group of companies, the shares will be earned over five separate periods as follows: 12.5% for the six months ended February 3, 2007, 25% for fiscal year 2007, 25% for fiscal year 2008, 25% for fiscal year 2009, and 12.5% for the six months ending August 16, 2010. If on August 16, 2010, the Company's four-year compounded EPS growth rate meets or exceeds the median four-year compounded EPS growth rate of the peer group of companies, any shares not previously earned will be deemed earned, and all earned shares will vest.

  Market value is based on the closing price of the Company's common stock on January 31, 2009, the last day of fiscal year 2008, which was $1.98, multiplied by the number of shares.

(3)
Represents an award of restricted stock in connection with the Company's modified Spring 2009 bonus plan as described in the "Compensation Discussion and Analysis" section of this Proxy Statement. The restricted stock award vests if the Company achieves the applicable operating income targets for Spring 2009 that were approved by the Company's compensation committee.

  Market value is based on the closing price of the Company's common stock on January 31, 2009, the last day of fiscal year 2008, which was $1.98, multiplied by the number of shares.

(4)
On January 28, 2009, Mr. Crystal was granted a performance unit award, which is subject to a performance vesting requirement and continued employment through February 11, 2011. For a further description of the terms of the award see the "Compensation Discussion and Analysis" section of this Proxy Statement.

  Payout value is based on the value of the number of shares of common stock that the executive can earn achieving threshold performance goals on February 11, 2011 should all of the vesting requirements be met.

 Option Exercises and Stock Vested in Fiscal Year 2008

        The following table shows the number of shares of the Company's common stock acquired and the value realized by each named executive officer upon the exercise of stock options and vesting of restricted stock during fiscal year 2008.

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard P. Crystal Chairman and Chief Executive Officer	—	—	—	—
Sheamus G. Toal EVP, Chief Financial Officer	—	—	—	—
John E. DeWolf III EVP, Real Estate and Strategic Initiatives	30,000	184,071	—	—
Leslie Goldmann EVP, Merchandising	5,872	57,051	—	—
Sandra Brooslin Viviano EVP, Human Resources	—	—	—	—
Ronald W. Ristau Former President and Chief Financial Officer	325,000	2,863,477	—	—

(1)
Represents the difference between the fair market value of the Company's common stock at exercise and the exercise price, multiplied by the number of options exercised.

 Potential Payments Upon Termination or Change in Control

        This section explains the payments and benefits to which the named executive officers are entitled in various termination of employment and change in control scenarios. These are hypothetical situations that require the Company to make assumptions concerning the termination scenarios that affect the termination payments; as such, the termination payments and other benefits presented in the following tables are estimates as of a point in time. For purposes of this section, the Company has assumed that termination of employment or change in control occurred on January 31, 2009, the last day of fiscal year 2008.

        Under the Company's employment agreements, letter agreements of employment, employee benefit plans, equity compensation plans and other incentive compensation plans, the named executive officers may be entitled to receive termination payments and other benefits from the Company, following termination of employment by the Company without cause, termination by the executive with good reason, termination by the Company upon a change of control, and termination by reason of disability or death.

        The following termination-related terms are defined in the employment agreements and letter agreements of employment between the Company and the named executive officers and are generally described below:

        "Cause" generally means: (i) wrongful misappropriation of the Company's assets; (ii) certain conditions that render the executive incapable of performing the essential functions of their position; (iii) conviction of, or pleading "guilty" or "no contest" to, a felony; (iv) intentionally causing the Company to violate a material local, state or federal law; (v) willful refusal to comply with a significant, lawful and proper policy, directive or decision of the executive's supervisor or the board of directors of the Company; (vi) the executive's breach of their employment agreement or letter agreement of employment, in any material respect; and (vii) gross negligence or willful misconduct in connection with the executive's duties and responsibilities to the Company.

        "Good Reason" generally means: for Mr. Crystal and Ms. Goldmann (i) the demotion to a position not comparable to the executive's current position; (ii) the assignment of any duties materially inconsistent with the executive's positions, duties, authority, responsibilities and reporting requirements; (iii) the executive is required to be based anywhere that is greater than 50 miles from Manhattan; and for Mr. Crystal only (iv) a reduction in or a delay in payment of the executive's total cash compensation and benefits from those required to be provided in accordance with the provisions of the executive's employment agreement; (v) the failure of the Company to obtain the assumption in writing of its obligation under the employment agreement by any successor to all or substantially all of the assets of the Company, as applicable, within 15 days after a merger, consolidation, sale or similar transaction; or (vi) Mr. Crystal is removed or not re-elected to the office of Chairman of the board of directors.

        "Change of Control" generally means: (i) the acquisition by a "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act, that results in such person becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of a) 30% or more of the Company's voting securities and b) a greater percentage of the Company's voting securities than Irving Place Capital and certain other voting security holders; (ii) a change in the majority of the board of directors; (iii) the occurrence of certain reorganizations, mergers or consolidations of the Company; or (iv) a sale of all or substantially all of the assets of the Company.

        "Disability" generally means: the inability, by reason of bodily injury or physical or mental disease, or any combination thereof, of the executive to perform his or her customary or other comparable duties with the Company for a period of at least six months in any 12-month calendar period as determined in accordance with the Company's Long-Term Disability Plan.

  Mr. Crystal

        In the event of termination of employment for Mr. Crystal, and subject to the execution and delivery to the Company of a general release covering employment-related claims and his continued observance of the covenants contained in his employment agreement, he may be entitled to termination payments and other benefits, as discussed below:

        Following termination of employment by the Company with cause, or Mr. Crystal terminates his employment without good reason, no termination payments are due to him.

        Following termination by the Company without cause (not including termination by reason of disability or death), or if Mr. Crystal resigns with good reason, he is entitled to the following: (i) payment of accrued compensation, (ii) payment of base salary and target bonuses for two years, (iii) the immediate vesting of any unvested stock options and other long-term incentives that, by their terms, would have vested during the calendar year of termination, and (iv) continued coverage under the Company's medical and dental plans for the period the executive is receiving salary continuation, to the extent the executive is not covered by a subsequent employer's benefit plan.

        If within 24-months following a change of control, the executive is terminated without cause (not including termination by reason of disability or death), or if he resigns with good reason, he is entitled to the following: (i) payment of accrued compensation, (ii) payment of, in a lump sum, an amount equal to three times the sum of: a) his base salary, plus b) the greater of 1) the aggregate bonus paid for the latest fiscal year ended, and 2) 50% of the aggregate bonus paid for the latest two fiscal years ended, (iii) the immediate vesting of any unvested stock options and certain other long-term incentives, and (iv) continued coverage under the Company's medical and dental plans for the period the executive is receiving salary continuation, to the extent the executive is not covered by a subsequent employer's benefit plan.

        If the executive's employment is terminated by reason of disability, he will be entitled to the following after termination: (i) 100% of base salary in year one, (ii) 80% of base salary in year two, (iii) 60% of base salary in year three, (iv) 60% of base salary, subject to IRS limits, in year four and thereafter up to at least the age of 65, depending on the age at which the disability occurred, and (v) continued coverage under the Company's medical and dental plans for five months following termination, to the extent the executive is not covered by a subsequent employer's benefit plan. Additionally, any earned restricted stock will vest in accordance with the executive's award agreement.

        If Mr. Crystal's employment is terminated by reason of death, his beneficiaries will be paid up to $8.0 million, in accordance with the Company's life insurance policies. In addition, any earned restricted stock will vest in accordance with his award agreement.

        In accordance with Mr. Cyrstal's stock option agreements, in the event that the Company consummates a transaction whereby a third party (a) acquires outstanding common stock of the Company possessing the voting power to elect a majority of the members to the Company's board of directors or (b) acquires assets constituting all or substantially all of the assets of the Company, regardless of whether or not the executive is terminated, his unvested stock options will immediately vest.

  Mr. DeWolf, Ms. Goldmann, Mr. Toal and Ms. Brooslin Viviano

        Following termination of employment by the Company with cause, termination upon a change of control, or, in the case of Mr. DeWolf and Mr. Toal, termination by the executive, no termination payments are due to the executive under their respective letter agreements of employment.

        Following termination of employment by the Company without cause, and subject to the execution and delivery to the Company of a general release covering employment-related claims and their continued observance of the covenants contained in their letter agreements of employment, each of Mr. DeWolf, Ms. Goldmann, Mr. Toal and Ms. Brooslin Viviano is entitled to be paid their base salary for 12 months. If Ms. Brooslin Viviano resigns (i) within 12 months following a change in her reporting relationship so that she no longer reports to the Company's chief executive officer or chairman of the board or (ii) following a change in the Company's chief executive officer from Richard P. Crystal to any other person if she stays in her position performing her current duties for six months following such change in chief executive officer but she resigns within six months thereafter, but subject to her performance of all post-employment obligations set forth in her letter agreement of employment, she will be entitled to be paid her base salary for 12 months. The base salary paid to Mr. DeWolf, Ms. Goldmann, Mr. Toal and Ms. Brooslin Viviano would be offset by any salary earned at the executive's new employer, if employment is obtained within the applicable severance period.

        If the executive's employment is terminated by reason of disability, the executive will be entitled to be paid the following after termination: (i) 100% of base salary in year one, (ii) 80% of base salary in year two, (iii) 60% of base salary in year three, and (iv) 60% of base salary, subject to IRS limits, in year four and thereafter up to at least the age of 65, depending on the age at which the disability occurred.

        If Mr. DeWolf's, Ms. Goldmann's, Mr. Toal's or Ms. Brooslin Viviano's employment is terminated by reason of death, the executive's beneficiaries will be paid up to $3.0 million, $3.0 million, $2.9 million and $2.7 million, respectively, depending on cause of death in accordance with the Company's life insurance policies.

        In accordance with the executives' stock option agreements, in the event that the Company consummates a transaction whereby a third party (a) acquires outstanding common stock of the Company possessing the voting power to elect a majority of the members to the Company's board of directors or (b) acquires assets constituting all or substantially all of the assets of the Company, regardless of whether or not the executive is terminated, the executive's unvested stock options will immediately vest.

Potential Payments to Richard P. Crystal upon the Occurrence of Certain Events

Components of Compensation	Termination by the Executive For Good Reason	Termination by the Executive For No Good Reason	Termination by the Company For Cause	Termination by the Company Other Than For Cause	Termination Following a Change in Control	Termination due to the Executive's Disability	Termination Upon the Executive's Death
Cash Severance (base salary + bonus)	$3,885,000	$—	$—	$3,885,000	$3,411,753	$—	$—
Restricted Stock—Accelerated(1)	—	—	—	—	29,700	3,713	3,713
Stock Options—Accelerated(2)	—	—	—	—	—	—	—
Health Benefits	62,895	—	—	62,895	—	13,103	—
Other(3)	—	—	—	—	—	2,465,000	8,000,000

Total	$3,947,895	$—	$—	$3,947,895	$3,441,453	$2,481,816	$8,003,713

Potential Payments to Sheamus G. Toal upon the Occurrence of Certain Events

Components of Compensation	Termination by the Executive For Good Reason	Termination by the Executive For No Good Reason	Termination by the Company For Cause	Termination by the Company Other Than For Cause	Termination Following a Change in Control	Termination due to the Executive's Disability	Termination Upon the Executive's Death
Cash Severance (base salary)	$—	$—	$—	$375,000	$—	$—	$—
Stock Options—Accelerated(2)	—	—	—	—	13,000	—	—
Other(3)	—	—	—	—	—	1,125,000	2,875,000

Total	$—	$—	$—	$375,000	$13,000	$1,125,000	$2,875,000

 Potential Payments to John E. DeWolf III upon the Occurrence of Certain Events

Components of Compensation	Termination by the Executive For Good Reason	Termination by the Executive For No Good Reason	Termination by the Company For Cause	Termination by the Company Other Than For Cause	Termination Following a Change in Control	Termination due to the Executive's Disability	Termination Upon the Executive's Death
Cash Severance (base salary)	$—	$—	$—	$400,000	$—	$—	$—
Stock Options—Accelerated(2)	—	—	—	—	—	—	—
Other(3)	—	—	—	—	—	1,200,000	3,000,000

Total	$—	$—	$—	$400,000	$—	$1,200,000	$3,000,000

Potential Payments to Leslie Goldmann upon the Occurrence of Certain Events

Components of Compensation	Termination by the Executive For Good Reason	Termination by the Executive For No Good Reason	Termination by the Company For Cause	Termination by the Company Other Than For Cause	Termination Following a Change in Control	Termination due to the Executive's Disability	Termination Upon the Executive's Death
Cash Severance (base salary)	$550,000	$—	$—	$550,000	$—	$—	$—
Stock Options—Accelerated(2)	—	—	—	—	—	—	—
Other(3)	—	—	—	—	—	1,565,000	3,000,000

Total	$550,000	$—	$—	$550,000	$—	$1,565,000	$3,000,000

Potential Payments to Sandra Brooslin Viviano upon the Occurrence of Certain Events

Components of Compensation	Termination by the Executive For Good Reason(4)	Termination by the Executive For No Good Reason	Termination by the Company For Cause	Termination by the Company Other Than For Cause	Termination Following a Change in Control	Termination due to the Executive's Disability	Termination Upon the Executive's Death
Cash Severance (base salary)	$335,000	$—	$—	$335,000	$—	$—	$—
Stock Options—Accelerated(2)	—	—	—	—	—	—	—
Other(3)	—	—	—	—	—	1,005,000	2,675,000

Total	$335,000	$—	$—	$335,000	$—	$1,005,000	$2,675,000

(1)
The restricted stock value represents the number of shares that would vest in accordance with the executive's employment and restricted stock agreements multiplied by the closing price of the Company's common stock on January 31, 2009, the last day of fiscal year 2008, which was $1.98.

(2)
At January 31, 2009, with the exception of Mr. Toal, all of the executives' unvested stock options were "out-of-the-money" and therefore have no impact on the tables above. At January 31, 2009, Mr. Toal had 25,000 unvested options to purchase common stock with an exercise price of $1.46 per share. The accelerated vesting value represents the number of outstanding options that would vest in accordance with the executive's option agreement multiplied by the difference between the closing price of the Company's common stock on January 31, 2009, which was $1.98, and the exercise price of $1.46.

(3)
Represents amounts payable to the executive or the executive's beneficiary, in the case of death, under the Company's disability plan and life insurance policies. Termination payments for termination by reason of disability represent four years of payments under the Company's Long-Term Disability Plan in the tables above. However, the Company's Long-Term Disability Plan provides termination payments equal to 60 percent of the executive's base salary, subject to IRS limits, in year four after termination and thereafter up to at least the age of 65, depending on the age at which the disability occurred.

(4)
Represents 12 months of base salary paid to Ms. Brooslin Viviano upon her resignation in the following situations: (i) within 12 months following a change in her reporting relationship so that she no longer reports to the Company's chief executive officer or chairman of the board or (ii) following a change in the Company's chief executive officer from Richard P. Crystal to any other person if she stays in her position performing her current duties for six months following such change in chief executive officer but she resigns within six months thereafter, but subject to her performance of all post-employment obligations set forth in her letter agreement of employment.

        In connection with Mr. Ristau's resignation from the Company on October 24, 2008, the Company and Mr. Ristau entered into a separation agreement that entitles Mr. Ristau to the following: (i) payment of base salary and target bonuses for two years after the separation date totaling $2,100,000, (ii) for the period Mr. Ristau is receiving salary continuation, coverage of medical and dental benefits totaling approximately $60,168, and (iii) reimbursement of certain other expenses totaling approximately $10,000. In order to prevent Mr. Ristau from being subject to tax under Section 409A of the Internal Revenue Code, no payments were made under his separation agreement for the first six months after the separation date.

Equity Compensation Plan Information

        The following table sets forth information as of January 31, 2009 about shares of the Company's common stock that may be issued under the Company's existing equity compensation plans. This table does not include the additional shares of common stock that may be issued under the 2006 Plan if the 2006 Plan amendment is approved by the stockholders at the Annual Meeting.

			(c)
	(a)	(b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)
Equity compensation plans approved by security holders	4,679,142	$5.44	251,678
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	4,679,142	$5.44	251,678

(1)
Includes 272,727 shares of common stock underlying the performance unit award granted to Mr. Crystal on January 28, 2009 as described in the "Compensation Discussion and Analysis" section of this Proxy Statement.

(2)
Represents the weighted-average exercise price for outstanding stock options only.

(3)
Represents 177,416 shares and 74,262 shares available for issuance under the 2002 Plan and 2006 Plan, respectively.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions Policy and Procedures

        The board of directors of the Company approves, based upon the recommendation of the audit committee, any related person transaction which is required to be disclosed under the rules of the SEC. In addition, on at least an annual basis, each director, nominee for director and executive officer is obligated to complete a questionnaire that requires disclosure of any transaction in which the Company was or is to be a participant in which the director, nominee or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. These questionnaires are reviewed by the Company's counsel to identify any potential conflicts of interest or other transactions that the board of directors should review in light of the SEC rules regarding the disclosure of transactions with related persons.

Stockholders Agreement

        Irving Place Capital and certain of the Company's senior management stockholders are party to a stockholders agreement that governs certain relationships among, and contains certain rights and obligations of, such stockholders.

        The stockholders agreement provides that the parties must vote their securities in favor of the individuals nominated to the board of directors by Irving Place Capital, provided that Richard P. Crystal shall be so nominated for so long as he serves as an executive officer of New York & Company. From and after the date that the stockholders party to the agreement and their transferees hold less than 50% of the Company's outstanding common stock, the parties to the agreement will be obliged to vote for two individuals nominated to the board of directors by Irving Place Capital. Such voting obligations will terminate when Irving Place Capital and certain of its transferees own less than 20% of the Company's outstanding common stock.

        The stockholders agreement also gives the parties certain rights with respect to registration under the Securities Act of shares of the Company's securities held by them and certain customary indemnification rights. These registration rights include demand registration rights requiring the Company to register their shares under the Securities Act. In addition, in the event the Company proposes to register any shares of common stock under the Securities Act, whether in connection with a primary or secondary offering, the stockholders party to the stockholders agreement may request that the Company affect a registration of their shares under the Securities Act.

Commercial and Investment Banking Activities

        Irving Place Capital and its affiliates have provided, and may continue to provide, certain commercial banking, financial advisory and investment banking services for the Company for which they will receive reasonable fees to be negotiated on an arms-length basis.

 STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

        In accordance with Rule 14a-8 of the Exchange Act, any stockholder proposals intended to be included in the Proxy Statement and presented at the 2010 Annual Meeting of Stockholders of the Company must be received by the Company no later than January 15, 2010. The proposal should be addressed to: Chairperson of the Nomination and Governance Committee, New York & Company, Inc., 450 West 33rd Street, 5th Floor, New York, NY 10001.

        In addition, the Company has established an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's Proxy Statement, to be brought before an annual meeting of stockholders. A stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 60 days nor more than 90 days prior to the meeting, regardless of any postponements, deferrals or adjournments of that meeting; provided, however, that in the event that less than 70 days notice or prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made.

        A stockholder's notice with respect to a proposed item of business must include: (i) a brief description of the substance of, and the reasons for conducting, such business at the annual meeting; (ii) the name and address of the stockholder proposing such business; (iii) the number of shares of the Company which are beneficially owned by the stockholder, any person controlling, directly or indirectly, or acting in concert with, such stockholder and any person controlling, controlled by or under common control with such stockholder; and (iv) any material interest of the stockholder in such business.

        A stockholder's notice with respect to a director nomination must set forth: (i) name, address and number of shares of the Company which are beneficially owned by the nominating stockholder, any person controlling, directly or indirectly, or acting in concert with, such nominating stockholder and any person controlling, controlled by or under common control with such nominating stockholder; (ii) name, address and number of shares of the Company which are beneficially owned by the candidate; (iii) a detailed biography outlining the candidate's relevant background; (iv) professional and business experience and other significant accomplishments; (v) an acknowledgement from the candidate that he or she would be willing to serve on the board, if elected; (vi) a statement by the stockholder outlining the reasons why this candidate's skills, experience and background would make a valuable contribution to the board; and (vii) a minimum of two references who have either worked with the candidate, served on a board of directors or board of trustees with the candidate, or can otherwise provide relevant perspective on the candidate's capabilities as a potential board member.

 ANNEX 1

NEW YORK & COMPANY, INC.
2006 LONG-TERM INCENTIVE PLAN
ARTICLE I

ESTABLISHMENT, PURPOSE AND TERM

        1.1    Establishment.    The New York & Company, Inc. 2006 Long Term Incentive Plan ("Plan") is hereby established by New York & Company, Inc. ("Company"), effective as of the Effective Date. Subject to Section 13.1, Awards may be granted as provided herein for the term of the Plan.

        1.2    Purposes.    The purposes of the Plan are to foster and promote the long-term financial success of the Company and materially increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participant ownership in the Company, attract and retain talent, and enable Participants to participate in the long-term growth and financial success of the Company. In addition, the Plan provides the ability to make Awards linked to the profitability of the Company's businesses and increases in shareholder value.

        1.3    Term.    The term of the Plan shall extend from the Effective Date until the tenth anniversary thereof. No additional Awards shall be made after the expiration of such term, but outstanding awards shall be administered in accordance with the provisions thereof. The Plan shall continue in effect until all matters relating to the settlement of Awards and administration of the Plan have been completed.

ARTICLE II

DEFINITIONS

        For purposes of the Plan, the following terms are defined as set forth below:

        2.1   "2002 Plan" means the New York & Company, Inc. Amended and Restated 2002 Stock Option Plan.

        2.2   "Affiliate" means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated association or other entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under control with, the Company.

        2.3   "Agreement" means any agreement entered into pursuant to the Plan by which an Award is granted to a Participant.

        2.4   "Award" means any Stock Option, Stock Appreciation Right, Restricted Stock, Deferred Stock, or Performance Award granted to a Participant under the Plan. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an Agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

        2.5   "Beneficiary" means any person or other entity, which has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the compensation, specified under the Plan to the extent permitted. If there is no designated beneficiary, then the term means any person or other entity entitled by will or the laws of descent and distribution to receive such compensation.

        2.6   "Board of Directors" or "Board" means the Board of Directors of the Company.

        2.7   "Cause" means, unless otherwise specifically provided in an Agreement, any act or omission which permits the Company to terminate the written employment agreement or arrangement between the Participant and the Company or an Affiliate for "cause" as defined in such agreement or arrangement, or in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term "Cause," then "Cause" means the occurrence of one or more of the following events:

          (1)   misappropriation of the Company's assets or business opportunities;

          (2)   alcoholism or drug addiction which impairs one's ability to perform his duties and responsibilities hereunder or is injurious to the business of the Company;

          (3)   the commission by such Participant of, or the plea of nolo contendere with respect to, a felony or crime involving moral turpitude;

          (4)   intentionally causing the Company to violate a local, state or federal law in any material respect;

          (5)   gross negligence or willful misconduct in the conduct or management of the Company not remedied within 10 days after receipt of written notice from the Company; or willful refusal to comply with any significant policy, directive or decision of the Board in furtherance of a legitimate business purpose or willful refusal to perform the duties reasonably assigned to the individual by the Board consistent with the functions, duties and responsibilities of his position and only if not remedied within 10 days after receipt of written notice from the Company; or

          (6)   such other meaning as may be specified with respect to any particular Award or in any employment or other agreement entered into at or before the time the Award is granted (or, with the consent of the Participant, after such time).

        2.8   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

        2.9   "Commission" means the Securities and Exchange Commission or any successor thereto.

        2.10 "Committee" means the committee of the Board responsible for granting and administering Awards under the Plan, which initially shall be the Compensation Committee of the Board, until such time as the Board may designate another committee. The Committee shall consist solely of two or more directors and each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 and also an "outside director" under Section 162(m) of the Code. In addition, each member of the Compensation Committee shall satisfy any independence or other corporate governance standards imposed by the New York Stock Exchange or other securities market on which the Stock shall be listed from time to time.

        2.11 "Company" means New York and Company, Inc., a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company. Wherever the context of the Plan so admits or requires, "Company" also means "Affiliate."

        2.12 "Covered Employee" means a Participant who is a "covered employee" within the meaning of Section 162(m) of the Code.

        2.13 "Deferred Stock" means a right granted to a Participant under Section 9.1 hereof to receive Stock at the end of a specified deferral period.

        2.14 "Domestic Relations Order" has the meaning set forth in the Code.

        2.15 "Effective Date" means the date that the Plan is approved by the Company's shareholders.

        2.16 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        2.17 "Exercise Price" means the price that a Participant must pay to exercise an Award or the amount upon which the value of an Award is based.

        2.18 "Fair Market Value" means, as of any given date, the closing market price on the New York Stock Exchange or such other public trading market on which the Stock is traded on that date. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith. In each case, the Fair Market Value shall be determined without regard to whether the Stock is restricted or represents a minority interest.

        2.19 "Grant Date" means the date as of which an Award is granted pursuant to the Plan. In no event may the Grant Date be earlier than the Effective Date.

        2.20 "Incentive Stock Option" means any Option that is intended to be, is designated as, and actually qualifies as, an "incentive stock option" within the meaning of Section 422 of the Code.

        2.21 "Non-Qualified Stock Option" means a Stock Option that is not an Incentive Stock Option.

        2.22 "Option Period" means the period during which the Option shall be exercisable in accordance with an Agreement and Article VI.

        2.23 "Participant" means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under the Plan. In the event that a Representative is appointed for a Participant, then the term "Participant" shall mean such appointed Representative. Notwithstanding the appointment of a Representative, the term "Termination of Employment" shall mean the Termination of Employment of the Participant.

        2.24 "Performance Award" means an Award consisting of Performance Shares, Performance Units or other Award described in Article X that is dependent upon the achievement of Performance Goals.

        2.25 "Performance Goals" mean the level of performance established by the Committee as the Performance Goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

        2.26 "Performance Measure" means any measure based on any of the performance criteria set out in this Section, either alone or in any combination, and, if not based on individual performance, on either a consolidated or a division or business unit level, as the Committee may determine: individual Participant financial or non-financial performance goals; sales; cash flow; cash flow from operations; operating profit or income; net income; operating margin; net income margin; return on net assets; four-wall contribution; economic value added; return on total assets; return on equity; return on total capital; total shareholder return; revenue; revenue growth; earnings before interest, taxes, depreciation and amortization ("EBITDA"); EBITDA growth; basic earnings per share; diluted earnings per share; funds from operations per share and per share growth; cash available for distribution; cash available for distribution per share and per share growth; share price performance on an absolute basis and relative to an index of earnings per share or improvements in the Company's attainment of expense levels; or implementing or completion of critical projects. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the Participant's Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify. In the event Code Section 162(m) or applicable tax or other laws change to permit the Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant.

        2.27 "Performance Period" means the time period during which a Performance Award shall be earned shall be the "Performance Period," and shall be at least one (1) fiscal year in length, unless otherwise determined by the Committee. Performance Awards shall be subject to Performance Goals which shall be established by the Committee.

        2.28 "Performance Unit" means a right granted pursuant to the terms and conditions established by the Committee which is described in Section 10.1.

        2.29 "Performance Share" means a right granted pursuant to the terms and conditions established by the Committee which is described in Section 10.1.

        2.30 "Plan" means the New York & Company, Inc. 2006 Long Term Incentive Plan, as herein set forth and as may be amended from time to time.

        2.31 "Representative" means (a) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant's primary residence at the date of the Participant's death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; or (c) the person or entity which is the Beneficiary of the Participant upon or following the Participant's death; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

        2.32 "Restricted Stock" means Stock granted to a Participant under Section 8.1 hereof and which is subject to certain restrictions and to a risk of forfeiture or repurchase by the Company.

        2.33 "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Commission under Section 16 of the Exchange Act.

        2.34 "Stock" means the Company's common stock, $0.001 par value per share, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter.

        2.35 "Stock Appreciation Right" means a right granted under Section 7.1.

        2.36 "Stock Option" or "Option" means a right, granted to a Participant under Section 6.1 hereof, to purchase Stock at a specified price during specified time periods.

        2.37 "Termination of Employment" means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person's ceasing, for whatever reason, to be an officer or employee of the Company or of any Affiliate, including, without limitation, death, disability, dismissal, severance at the election of the Participant, retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of a business owned or operated by the Company or its Affiliates. With respect to any non-employee member of the Board, Termination of Employment means the termination of a Participant's status as a non-employee director of the Board. With respect to any other person who is not an employee with respect to the Company or an Affiliate, the Agreement shall establish what act or event shall constitute a Termination of Employment for purposes of the Plan. A Termination of Employment shall occur with respect to an employee who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or an Affiliate.

        In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

ARTICLE III

COMPENSATION COMMITTEE ADMINISTRATION

        3.1    Committee Structure.    The Plan shall be administered by the Committee, but any action that may be taken by the Committee may also be taken by the full Board of Directors of the Company.

        3.2    Committee Actions.    Subject to the Committee's charter, the Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee or the Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines, provided that the Committee shall not delegate the authority to grant Awards. A member of the Committee shall be recused from Committee action regarding an Award granted or to be granted to such member.

        3.3    Committee Authority.    Subject to applicable law, the Company's certificate of incorporation and by-laws, the Committee's charter or the terms of the Plan, the Committee shall have the authority:

          (1)   to select those persons to whom Awards may be granted from time to time;

          (2)   to determine whether and to what extent Awards are to be granted hereunder;

          (3)   to determine the number of shares of Stock to be covered by each Award granted hereunder;

          (4)   to determine the terms and conditions of any Award granted hereunder (including any provisions deemed by the Committee in good faith to be necessary or appropriate for a "nonqualified deferred compensation plan," as defined in Code Section 409A(d)(1), to avoid being subject to taxation under Code Section 409A(a)(1)), provided that the Exercise Price of any Option or Stock Appreciation Right shall not be less than the Fair Market Value per share of the underlying stock as of the Grant Date;

          (5)   to adjust the terms and conditions, at any time or from time to time, of any Award, subject to the limitations contained elsewhere herein, including but not limited to Sections 13.1 and 13.11;

          (6)   to determine to what extent and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred, subject to compliance in good faith with the requirements of the Plan and Code Section 409A to avoid the Award being subject to taxation under Code Section 409A(a)(1);

          (7)   to provide for the forms of Agreement to be utilized in connection with this Plan;

          (8)   to determine what legal requirements are applicable to the Plan, Awards, and the issuance of Stock, and to require of a Participant that appropriate action be taken with respect to such requirements;

          (9)   to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Agreement, outstanding Awards;

          (10) to require as a condition of the exercise of an Award or the issuance or transfer of a certificate (or other representation of title) of Stock, the withholding from a Participant of the amount of any taxes as may be necessary in order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;

          (11) to determine whether and with what effect an individual has incurred a Termination of Employment;

          (12) to determine the restrictions or limitations on the transfer of Stock;

          (13) to determine whether an Award is to be adjusted, modified or purchased, or is to become fully or partially exercisable, under the Plan or the terms of an Agreement;

          (14) to determine the permissible methods of Award exercise and payment within the terms and conditions of the Plan and the particular Agreement;

          (15) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan;

          (16) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties; and

          (17) to make all other determinations which may be necessary or advisable for the administration of the Plan.

        The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan. The Committee's policies and procedures may differ with respect to Awards granted at different times and may differ with respect to a Participant from time to time, or with respect to different Participants at the same or different times.

        3.4    Committee Determinations and Decisions.    Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants unless revised by the Committee, subject to any ratifications or approvals of the Board that the Committee or Board may request. Any determination shall not be subject to de novo review if challenged in court. Neither the Committee (including any member thereof) nor the Company shall have any liability to any Participant for any matter it determined in good faith as being in compliance with the Code even if such determination was later proved incorrect.

ARTICLE IV

SHARES SUBJECT TO PLAN

        4.1    Number of Shares.    The maximum number of shares of Stock which may be used for Awards under this Plan (all of which may, in the discretion of the Company, be Incentive Stock Options) shall be equal to 2,168,496; provided that in any case the maximum number of such shares which may be used for Awards other than Stock Options or Stock Appreciation Rights shall be 750,000 shares. Upon approval of the Plan by shareholders, the 2002 Plan will immediately cease to be available for use for the grant of new incentive awards other than awards granted wholly from shares returned to the 2002 Plan by forfeiture after May 5, 2006. The shares of Stock available under the Plan may be authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

        4.2    Release of Shares.    Subject to Section 4.1, the Committee shall have full authority to determine the number of shares of Stock available for Awards. In its discretion the Committee may include (without limitation), as available for distribution, (a) shares of Stock subject to any Award that have been previously forfeited; or (b) shares under an Award that otherwise terminates without issuance of Stock being made to a Participant. Any shares that are available immediately prior to the termination of the Plan, or any shares of Stock returned to the Company for any reason subsequent to the termination of the Plan, may be transferred to a successor plan.

        4.3    Restrictions on Shares.    Stock issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for Stock, cash or other property prior to (i) the completion of any registration or qualification of such shares under federal, state or other law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable; (ii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction or discharge its legal obligation with respect to the exercise of an Award and (iii) satisfaction of any other terms, conditions or restrictions specified herein. The Company may cause any certificate (or other representation of title) for any shares of Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Stock as provided in this Plan, any stockholder agreement then in effect, or as the Committee may otherwise require. The Committee may require any person exercising an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

        4.4    Shareholder Rights.    No person shall have any rights of a shareholder as to Stock subject to an Award until, after proper exercise of the Award or other action required, such shares shall have been recorded on the Company's official shareholder records as having been issued and transferred. Upon exercise of the Award or any portion thereof, the Company will have a reasonable period in which to issue and transfer the shares, and a Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company's official shareholder records, except as provided herein or in an Agreement.

        4.5    Effect of Certain Corporate Changes.    Notwithstanding anything to the contrary herein, in the event of any share dividend, share split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company shareholders other than a normal cash dividend), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company securities offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee may make appropriate adjustments or substitutions as described below in this Section and in compliance with the Code. The adjustments or substitutions may relate to the number of shares of Stock available for Awards under the Plan, the number of shares of Stock covered by outstanding Awards, the Exercise Price per share of outstanding Awards, and any other characteristics or terms of the Awards as the Committee may deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that to the extent that Code Section 409A shall apply to an Award, any such adjustments or substitutions shall only be made to the extent that, in the Committee's good faith determination, they comply with the requirements of Code Section 409A to avoid being subject to taxation under Code Section 409A(a)(1). Notwithstanding the foregoing, any fractional shares resulting from such adjustment shall be eliminated by rounding down to the nearest whole share.

ARTICLE V

ELIGIBILITY

        5.1    Eligibility.    Except as herein provided, the persons who shall be eligible to participate in the Plan and be granted Awards shall be those persons who are employees of, or consultants or advisors to, the Company or any Affiliate, or non-employee members of the Board of Directors. Of those persons described in the preceding sentence, the Committee may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee shall give consideration to such factors deemed appropriate by the Committee.

ARTICLE VI

STOCK OPTIONS

        6.1    General.    The Committee shall have authority to grant Options under the Plan at any time or from time to time. The Committee shall consider the potential impact of Code Section 409A on each grant of Options and, if necessary, shall make the terms and conditions of the Options, in its good faith determination, comply with the requirements of Code Section 409A to avoid being subject to taxation under Code Section 409A(a)(1). An Option shall entitle the Participant to receive Stock upon exercise of such Option, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement (the terms and provisions of which may differ from other Agreements) including, without limitation, payment of the Exercise Price.

        6.2    Grant.    The grant of an Option shall occur as of the Grant Date determined by the Committee, provided that the Grant Date shall not be earlier than the date upon which the Committee acts to grant the Option. Options may be granted alone or in connection with other Awards. An Award of Options shall be evidenced by, and subject to the terms of, an Agreement. Only a person who is a common-law employee of the Company, any "parent corporation" of the Company, or a "subsidiary corporation" of the Company (each term as defined in Section 424 of the Code) on the date of grant shall be eligible to be granted an Incentive Stock Option. To the extent that any Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

        6.3    Terms and Conditions.    Options shall be subject to such terms and conditions as shall be determined by the Committee, including and subject to the following:

          (1)    Exercise Price.    The Exercise Price per share shall not be less than the Fair Market Value per share on the Grant Date. If an Option which is intended to qualify as an Incentive Stock Option is granted to an individual (a "10% Owner") who owns or who is deemed to own shares possessing more than ten percent (10%) of the combined voting power of all classes of shares of the Company, a parent corporation or any subsidiary corporation (each term as defined in Section 6.2), the Exercise Price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share on the Grant Date.

          (2)    Option Period.    The Option Period of each Option shall be fixed by the Committee. In the case of an Incentive Stock Option granted to a 10% Owner, the Option Period shall not exceed ten (10) years from the date the Option is granted. No Option which is intended to be an Incentive Stock Option shall be granted more than ten (10) years from the date the Plan is adopted by the Company or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

          (3)    Exercisability.    Subject to Section 11.1 and Section 6.4, an Option shall be exercisable in whole or in such installments and at such times, as established by the Committee in an Agreement. The Committee may provide in an Agreement for an accelerated exercise of all or part of an Option upon such events or standards that it may determine, including one or more Performance Measures. In addition, the Committee may at any time accelerate the exercisability of all or part of any Option. If an Option is designated as an Incentive Stock Option, the aggregate Fair Market Value (determined at the date of grant of the Option) of the Stock as to which such Incentive Stock Option which is exercisable for the first time during any calendar year (under the Plan or any other plan of the Company or any parent corporation or subsidiary corporation) shall not exceed $100,000. Except as otherwise provided in Article XI in connection with acceleration events, or certain occurrences of termination, no Award granted under this Plan to an officer or director of the Company may be exercised, and no restrictions relating thereto may lapse, within six months of the date of such grant if (i) the requirements of Exchange Act Rule 16b-3(d)(1) were not satisfied with respect to the issuance of such Award and (ii) the Committee has not otherwise waived such limitation.

          (4)    Method of Exercise.    Subject to the provisions of this Article VI and the Agreement, a Participant may exercise Options, in whole or in part, during the Option Period by giving written notice of exercise on a form provided by the Committee to the Company specifying the number of shares of Stock subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or certified check or such other form of payment as the Company may accept. If permitted in the applicable Agreement, payment in full or in part may also be made by (i) delivering Stock already owned by the Participant (for any minimum period required by the Committee) having a total Fair Market Value on the date of such delivery equal to the Exercise Price; (ii) the delivery of cash by a broker-dealer as a "cashless" exercise, provided such method of payment may not be used by an executive officer of the Company or a member of the Board to the extent such payment method would violate Rule 16b-3 or the Exchange Act; (iii) withholding by the Company of Stock subject to the Option having a total Fair Market Value as of the date of delivery equal to the Exercise Price; or (iv) any combination of the foregoing.

          (5)    Conditions for Issuance of Shares.    No shares of Stock shall be issued until full payment therefore has been made. A Participant shall have all of the rights of a shareholder of the Company holding the class of shares that is subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the Participant has given written notice of exercise, has paid in full for such shares, and such shares have been recorded on the Company's official shareholder records as having been issued and transferred.

          (6)    Non-transferability of Options.    Unless otherwise specifically provided in an Agreement, no Option shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant's lifetime only by the Participant; provided, however, under no circumstances may a Participant assign, transfer, convey or otherwise dispose of an Option for consideration unless pursuant to a Domestic Relations Order.

        6.4    Termination of Employment.    Except as otherwise provided by the Committee in an Award Agreement, any portion of the Option that was not vested and exercisable on the date of Termination of Employment shall expire and be forfeited on such date, and any portion of the Option that was vested and exercisable on date of Termination of Employment shall also expire and be forfeited on such date; provided that if the Termination of Employment was other than for Cause, the portion of the Option that is vested as of the date of Termination of Employment shall expire and be forfeited at midnight ninety (90) days from the date of such termination.

ARTICLE VII

STOCK APPRECIATION RIGHTS

        7.1    General.    The Committee shall have authority to grant Stock Appreciation Rights under the Plan at any time or from time to time. Stock Appreciation Rights may be awarded alone or in tandem with other Awards granted under the Plan. The Committee shall consider the potential impact of Code Section 409A on each grant of Stock Appreciation Rights and, if determined to be necessary, shall make the terms of conditions of the Stock Appreciation Rights, in its good faith determination, comply with the requirements of Code Section 409A to avoid being subject to taxation under Code Section 409A(a)(1). Subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement, a Stock Appreciation Right shall entitle the Participant to surrender to the Company the Stock Appreciation Right and to receive in Stock the number of shares described in Section 7.3(2).

        7.2    Grant.    The grant of a Stock Appreciation Right shall occur as of the Grant Date determined by the Committee. A Stock Appreciation Right entitles a Participant to receive Stock as described in Section 7.3(2). An Award of Stock Appreciation Rights shall be evidenced by, and subject to the terms of an Agreement, which shall become effective upon execution by the Participant.

        7.3    Terms and Conditions.    Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee and set forth in an Agreement, including (but not limited to) the following:

          (1)    Period and Exercise.    The term of a Stock Appreciation Right shall be established by the Committee. A Stock Appreciation Right shall be for such period and, subject to Section 11.1 and Section 7.3(4), shall be exercisable in whole or in installments and at such times as established by the Committee in an Agreement. The Committee may provide in an Agreement for an accelerated exercise of all or part of a Stock Appreciation Right upon such events or standards that it may determine, including one or more Performance Measures. In addition, the Committee may at any time accelerate the exercisability of all or part of any Stock Appreciation Right. Stock Appreciation Rights shall be exercised by the Participant's giving written notice of exercise, on a form provided by the Committee, to the Company specifying the portion of the Stock Appreciation Right to be exercised.

          (2)    Delivery of Stock.    Upon the exercise of a Stock Appreciation Right, a Participant shall receive a number of shares of Stock equal in value to the excess of the Fair Market Value per share of Stock over the Exercise Price per share of Stock specified in the related Agreement, multiplied by the number of shares in respect of which the Stock Appreciation Right is exercised. The Exercise Price per share shall not be less than the Fair Market Value per share on the Grant Date. The aggregate Fair Market Value per share of Stock shall be determined as of the date of exercise of such Stock Appreciation Right.

          (3)    Non-transferability of Stock Appreciation Rights.    Except as specifically provided in the Plan or in an Agreement, no Stock Appreciation Rights shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged or otherwise disposed of, other than by will or the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable during the Participant's lifetime only by the Participant; provided, however, under no circumstances may a Participant assign or transfer a Stock Appreciation Right for consideration unless pursuant to a Domestic Relations Order.

          (4)    Termination of Employment.    A Stock Appreciation Right shall be forfeited or terminated at such time as an Option would be forfeited or terminated under the Plan, unless otherwise specifically provided in an Agreement.

ARTICLE VIII

RESTRICTED STOCK

        8.1    General.    The Committee shall have authority to grant Restricted Stock under the Plan at any time or from time to time. The Committee shall consider the potential impact of Code Section 409A on each grant of Restricted Stock and, if determined to be necessary, shall make the terms and conditions of the Restricted Stock, in its good faith determination, comply with the requirements of Code Section 409A to avoid being subject to taxation under Code Section 409A(a)(1). The Committee may also require the recipient of the grant to make an election under Section 83(b) of the Code if the restricted stock so granted is subject to transfer restrictions or a substantial risk of forfeiture. The Committee shall determine the number of shares of Restricted Stock to be awarded to any Participant, the time or times within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards. Each Award shall be confirmed by, and be subject to the terms of, an Agreement which contains the applicable terms and conditions of the Award, including the rate or times provided by the Committee for the lapse of any forfeiture restrictions or other conditions regarding the Award. The Committee may provide in an Agreement for an accelerated lapse of any such restrictions upon such events or standards that it may determine, including one or more Performance Measures. In addition, the Committee may at any time accelerate the lapse of any such restrictions with respect to all or part of any Restricted Stock. Each Award of Restricted Stock shall become effective upon execution by the Participant of an Agreement.

        8.2    Grant, Awards and Certificates.    The grant of an Award of Restricted Stock shall occur as of the Grant Date determined by the Committee. Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. Notwithstanding the limitations on issuance of Stock otherwise provided in the Plan, each Participant receiving an Award of Restricted Stock shall be issued a certificate (or other representation of title) in respect of such Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined by the Committee and any restrictions the Stock may be subject to, including any shareholder agreement then in effect. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a share power, endorsed in blank, relating to the Stock covered by such Award.

        8.3    Terms and Conditions.    Restricted Stock shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

          (1)    Rights.    Except as provided in Section 8.3(3) and notwithstanding Section 4.4, the Participant shall have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company holding the class of Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends. If any dividends or other distributions are paid in shares of Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

          (2)    Criteria.    As described in Section 8.1 above, the Committee may provide in an Agreement for the lapse of restrictions in installments and may accelerate the vesting of all or any part of any Award and waive the restrictions for all or any part of such Award; such provisions of an Agreement or Committee action may be based on service, performance by the Participant or by the Company or the Affiliate, including any division or department for which the Participant is employed or such other factors or criteria as the Committee may determine.

          (3)    Limitations on Transferability.    Subject to the provisions of the Plan and the Agreement, during a period set by the Committee, commencing with the date of such Award (the "Restriction Period"), the Participant shall not be permitted to sell, assign, margin, transfer, encumber, convey, gift, alienate, hypothecate, pledge or otherwise dispose of Restricted Stock; provided, however, under no circumstances may a Participant assign, transfer, convey or otherwise dispose of Restricted Stock for consideration unless pursuant to a Domestic Relations Order.

          (4)    Termination of Employment.    Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Employment all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of such Participant's Restricted Stock.

 ARTICLE IX

DEFERRED STOCK

        9.1    General.    The Committee shall have authority to grant an Award of Deferred Stock under the Plan at any time or from time to time. Deferred Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee may denominate a Deferred Stock Award in either shares or units. The Committee shall consider the impact of Code Section 409A on each grant of Deferred Stock and, if determined to be necessary, shall make the terms and conditions of the Deferred Stock, in its good faith determination, comply with the requirements of Code 409A to avoid being subject to taxation under Code Section 409A(a)(1). The Committee shall determine the number of shares of Deferred Stock to be awarded to any Participant, the duration of the period (the "Deferral Period") prior to which the Common Stock will be delivered, and the conditions under which receipt of the Stock will be deferred and any other terms and conditions of the Awards. Each Deferred Stock Award shall be evidenced by, and subject to the terms of, an Agreement, which will become effective upon execution by the Participant.

        9.2    Terms and Conditions.    Deferred Stock Awards shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

          (1)    Rights.    Any rights, other than any rights explicitly set forth herein, with respect to Deferred Stock shall be provided for in an Agreement.

          (2)    Criteria.    Based on service, performance by the Participant or by the Company or the Affiliate, including any division or department for which the Participant is employed, or such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of deferral limitations in installments and may accelerate the vesting of all or any part of any Award and waive the deferral limitations for all or any part of such Award.

          (3)    Limitations on Transferability.    Subject to the provisions of the Plan and the Agreement, Deferred Stock Awards may not be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed of during the Deferral Period; provided, however, under no circumstances may a Participant assign, transfer, convey or otherwise dispose of Deferred Stock Award for consideration unless pursuant to a Domestic Relations Order. Subject to the provisions of an Agreement, at the expiration of the Deferral Period, the Committee shall deliver Stock to the Participant pursuant to the Deferred Stock Award.

          (4)    Termination of Employment.    Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Employment the rights to the shares still covered by the Award shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining deferral limitations with respect to any or all of such Participant's Deferred Stock.

          (5)    Delivery.    Subject to the provisions of an Agreement, at the expiration of the Deferral Period, the Committee shall deliver Stock to the Participant pursuant to the Deferred Stock Award.

          (6)    Election.    A Participant may elect to further defer receipt of the Deferred Stock payable under an Award (or an installment of an Award) for a specified time (or pursuant to a fixed schedule) or until the occurrence of a permissible distribution event under Code Section 409A, subject to such terms and conditions determined by the Committee. Any such election must be made no later than the time provided by Section 409A(a)(4) of the Code, as determined by the Committee.

 ARTICLE X

PERFORMANCE AWARDS

        10.1    General.    The Committee shall have authority to grant Performance Awards under the Plan at any time or from time to time. The Committee shall consider the impact of Code Section 409A on each grant of a Performance Award and, if determined to be necessary, shall make the terms and conditions of the Performance Awards, in its good faith determination, comply with the requirements of Code Section 409A to avoid being subject to taxation under Code Section 409A(a)(1). A Performance Unit and a Performance Share each consist of the right to receive shares of Stock or cash, as provided in the particular Award Agreement, upon achievement of certain Performance Goals and may be awarded either alone or in addition to other Awards granted under the Plan. Performance Units shall be denominated in units of value (including dollar value of shares of Stock) and Performance Shares shall be denominated in a number of shares of Stock.

        Subject to the terms of the Plan, the Committee shall have complete discretion to determine the number of Performance Units and Performance Shares, if any, granted to each Participant. Each Performance Award shall be evidenced by, and be subject to the terms of, an Agreement which will become effective upon execution by the Participant.

        10.2    Earning Performance Awards.    After the applicable Performance Period shall have ended, the Committee shall determine the extent to which the established Performance Goals have been achieved.

        10.3    Termination of Employment.    Unless otherwise specifically provided in an Agreement or determined by the Committee, in the event that a Participant's incurs a Termination of Employment, all Performance Awards shall be forfeited by the Participant to the Company. Any distribution of earned Performance Awards authorized by an Agreement or determined by the Committee may be made at the same time payments are made to Participants who did not incur a Termination of Employment during the applicable Performance Period.

        10.4    Nontransferability.    Unless otherwise specifically provided in an Agreement, Performance Awards may not be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution; provided, however, under no circumstances may a Participant assign, transfer, convey or otherwise dispose of a Performance Award for consideration unless pursuant to a Domestic Relations Order.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

        11.1    Impact of Event.    Notwithstanding any other provision of the Plan to the contrary, other than Section 11.2, and unless otherwise specifically provided in an Agreement, in the event of a company sale or a registered public offering of equity securities, the Committee may provide, in its discretion, that (i) the Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock shall immediately vest and any Performance Goal or other condition with respect to any Performance Shares or Performance Units shall be deemed satisfied for such Participants who are employed by the Company at the time of such event or (ii) the Committee may also, in its discretion, determine that any Stock Option, Stock Appreciation Right or Restricted Stock shall terminate or be cancelled if not exercised as of the date of such event.

        11.2    Additional Discretion.    The Committee shall have full discretion, notwithstanding anything herein or in an Agreement to the contrary, with respect to an outstanding Award upon a company sale to provide that the securities of another entity be substituted hereunder for the Stock and to make equitable adjustment with respect thereto.

 ARTICLE XII

PROVISIONS APPLICABLE TO SHARES ACQUIRED UNDER THIS PLAN

        12.1    No Company Obligation.    Except to the extent specifically required by applicable securities laws, none of the Company, an Affiliate or the Committee shall have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Stock or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with receipt or the exercise or distribution of an Award. The Company makes no representation or warranty as to the future value of the Stock issued or acquired in accordance with the provisions of the Plan.

ARTICLE XIII

MISCELLANEOUS

        13.1    Amendments and Termination.    The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant under an Award theretofore granted without the Participant's consent. Notwithstanding the immediately preceding sentence, an amendment may be made without a Participant's consent to (a) cause the Plan or an Award to comply with applicable law (including, but not limited to, any changes needed to avoid taxation of an Award as a "nonqualified deferred compensation plan" under Code Section 409A or Code Section 280G) or (b) permit the Company or an Affiliate a tax deduction under applicable law including, without limitation, Section 162(m) of the Code. The Committee may amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board, and further subject to any approval or limitations the Board may impose. Notwithstanding the foregoing, any amendments to the Plan shall require shareholder approval to the extent required by Federal or state law or any regulations or rules promulgated thereunder or the rules of the national securities exchange or market on which shares of Stock are listed.

        13.2    Unfunded Status of Plan.    It is intended that the Plan be an "unfunded" plan for incentive compensation. The Company may create trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan and all property held thereunder and income thereon shall remain solely the property and rights of the Company (without being restricted to satisfying the obligations created under the Plan) and shall be subject to the claims of the Company's general creditors. The Company's obligations created under the Plan shall constitute a general, unsecured obligation, payable solely out of its general assets.

        13.3    Listing, Registration and Compliance with Laws and Regulations.    All Awards made under this Plan shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Stock subject to such Award upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Awards or the issuance or purchase of shares thereunder, no Awards may be granted or exercised and no restrictions of Restricted Stock or Deferred Stock be lifted, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Awards shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Exchange Act, the Committee may at any time impose any limitations upon the exercise of an Option, Stock Appreciation Right or Restricted Stock or the lifting of restrictions on an

Award of Deferred Stock or a Performance Award that, in the Committee's discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options, Stock Appreciation Rights or Restricted Stock may be exercised, the Committee, may, in its discretion and without the Participant's consent, so reduce such period on not less than 15 days written notice to the holders thereof.

        13.4    Provisions Relating to Internal Revenue Code Section 162(m).    To the extent that Section 162(m) of the Code applies with respect to Awards to Covered Employees under the Plan, the Plan shall be administered, and the provisions of the Plan shall be interpreted, in a manner consistent with Code Section 162(m). If any provision of the Plan or any Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such applicable requirements. In addition, the following provisions shall apply to the Plan or an Award to the extent necessary to obtain a tax deduction for the Company or an Affiliate:

          (1)    Determination of Awards.    Not later than the date required or permitted for "qualified performance-based compensation" under Code Section 162(m), the Committee shall determine the Participants who are Covered Employees who will receive Awards that are intended as qualified performance-based compensation and the amount or method for determining the amount of such compensation.

          (2)    Limitations on Awards.    During any one calendar year period, the maximum number of shares of Stock for which Options and Stock Appreciation Rights, in the aggregate, may be granted to any Covered Employee shall not exceed 750,000 shares. For Performance Awards that are intended to constitute "performance-based compensation" (as that term is used in Code Section 162(m)), no more than $1,000,000 (based upon fair market value, if applicable, on the date of grant) may be subject to such Awards granted to any Covered Employee during any three-consecutive calendar year period. Further, for any Restricted Stock Awards that are intended to constitute performance-based compensation, no more than $1,000,000 (based upon fair market value, if applicable, on the date of grant) may be subject to such Awards granted to any Covered Employee during any three-consecutive calendar year period. The limitations on Awards under this Section are subject to adjustment as provided in Section 4.5 to the extent that needed to obtain tax deductibility under Code Section 162(m).

          (3)    Earning Performance Awards.    Subject to the provisions of Section 13.4(4) below, payment with respect to Performance Awards for Covered Employees shall be a direct function of the extent to which the Company's Performance Goals have been achieved. A Performance Award to a Participant who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of the Participant's Termination of Employment prior to the end of the Performance Period for any reason, such Award will be payable only (a) if the applicable Performance Goals are achieved and (b) to the extent, if any, as the Committee shall determine.

          (4)    Other Section 162(m) Provisions.    In the manner required by Section 162(m) of the Code, the Committee shall, promptly after the date on which the necessary financial and other information for a particular Performance Period becomes available, certify the extent to which Performance Goals have been achieved with respect to any Performance Award or Restricted Stock Award intended to qualify as performance-based compensation under Section 162(m) of the Code. In addition, the Committee may, in its discretion, reduce or eliminate the amount of any Performance Award payable to any Participant, based on such factors as the Committee may deem relevant, but the Committee may not increase the amount of any Performance Award payable to any Participant above the amount established in accordance with the relevant Performance Goals with respect to any Performance Award intended to qualify as performance-based compensation.

        13.5    Misconduct of a Participant.    Notwithstanding anything to the contrary in the Plan, the Committee, in its sole discretion, may establish procedures, at or before the time that an Award is granted (or, with the consent of the Participant, after such time), in the applicable Award Agreement or in a separate agreement, providing for the forfeiture or cancellation of such Award (whether vested or unvested), or the disgorgement of gains from the exercise, vesting or settlement of the Award, in each case to be applied if the Participant incurs a Termination of Employment for Cause.

        13.6    No Additional Obligation.    Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting, other or additional compensation or benefit arrangements for its employees.

        13.7    Withholding.    No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any federal, state, or local taxes of any kind (including any employment taxes) required by law to be withheld with respect to such income. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company's withholding obligation, or (ii) transferring to the Company shares of Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company's withholding obligation.

        13.8    Controlling Law.    The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the state of Delaware (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law and to avoid liability to the Company, an Affiliate or a Participant. In the event of litigation arising in connection with actions under the Plan, the parties to such litigation shall submit to the jurisdiction of courts located in New York County, New York, or to the federal district court that encompasses said county.

        13.9    Offset.    Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any Award to be transferred to the Participant, and Stock, cash or other thing of value under this Plan or an Agreement may be held by the Company and not transferred to such Participant unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

        13.10    No Rights with Respect to Continuance of Employment.    Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant's employment or service as existed prior to the individual becoming a Participant in this Plan.

        13.11    Limits on Repricing and Regranting of Awards.    Notwithstanding anything else contained herein except Sections 4.5, 11.2 and 13.12 hereof, unless approved by the Company's shareholders; in no event may the Exercise Price per share of Stock covered by an Option, or the Exercise Price of a Stock Appreciation Right, be reduced, directly or indirectly, through the technique commonly known as "repricing" or through the cancellation and regrant of such Award; and no outstanding Award may be substituted for another type of Award.

        13.12    Awards in Substitution for Awards Granted by Other Corporations.    Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers or employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the share of the employing corporation, as the result of which it becomes an Affiliate. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted and to ensure that the requirements imposed under Code Sections 409A and 424 are met.

        13.13    Delivery of Stock Certificates.    To the extent the Company uses certificates to represent shares of Stock, certificates to be delivered to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant's last known address on file with the Company. Any reference in this Section or elsewhere in the Plan or an Agreement to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of shares of Stock or other mechanism then utilized by the Company and its agents for reflecting ownership of such shares.

        13.14    Indemnification.    To the maximum extent permitted under the Company's Restated Articles of Incorporation and by-laws, each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Restated Articles of Incorporation or by-laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

        13.15    Severability.    If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

        13.16    Successors and Assigns.    This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

        13.17    Entire Agreement.    This Plan and the Agreements constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of this Plan shall control.

        13.18    Term.    No Award shall be granted under the Plan after the tenth anniversary of the Effective Date.

        13.19    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

        13.20    Headings.    The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date NEW YORK & COMPANY, INC. M14596-P78165 NEW YORK & COMPANY, INC. 450 WEST 33RD STREET 5TH FLOOR NEW YORK, NY 10001 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain 2. To approve an amendment to the Company’s 2006 Long-Term Incentive Plan to increase the number of shares reserved for issuance by 2,500,000 shares. 4. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2010. 3. To approve a one-time stock option exchange program. For address changes and/or comments, please check this box and write them on the back where indicated. For All Withhold All For All Except 0 0 0 0 0 0 0 0 0 0 0 0 0 01) Bodil M. Arlander 02) Philip M. Carpenter III 03) Richard P. Crystal 04) David H. Edwab 05) John D. Howard 06) Louis Lipschitz THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS (1), (2), (3) AND (4). 07) Edward W. Moneypenny 08) Grace Nichols 09) Richard L. Perkal 10) Arthur E. Reiner 11) Pamela Grunder Sheiffer 1. To elect the following nominees to the Board of Directors (except as marked below), each to serve until the next Annual Meeting of Stockholders. Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) The undersigned, revoking all prior proxies, hereby appoints, Richard P. Crystal and Sheamus G. Toal, and each of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated hereon, all shares of common stock of New York & Company, Inc. (the “Company”) which the undersigned would be entitled to vote if present in person at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., EDT, on Monday, June 29, 2009 or at any adjournment(s) or postponement(s) thereof. REVOCABLE PROXY NEW YORK & COMPANY, INC. 2009 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON THE BEHALF OF THE BOARD OF DIRECTORS Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. M14597-P78165